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Exhibit 10.19

Note. Exhibit 2 (Map of Decker Properties) which indicates lands designated in Exhibit is not included herein.

DECKER COAL COMPANY

        THIS AGREEMENT, made as of the first day of September, 1970, by and among Western Minerals, Inc., an Oregon Corporation, hereinafter referred to as "Western"; Wytana, Inc., a Delaware corporation, hereinafter referred to as "Wytana"; Montana Royalty Company, Ltd. (a limited partnership between Resource Development Co., Inc., a Washington Corporation, and Rosebud Coal Sales Company, Wyoming Corporation, as general partners, Peter Kiewit Sons' Co., a Nebraska Corporation, and Big Horn Construction Company, a Wyoming Corporation, as limited partners); and Peter Kiewit Sons', Inc., a Nebraska Corporation:

WITNESSETH

        WHEREAS, Montana Royalty Company, Ltd. (hereinafter referred to as "Montana Royalty") owns or has the right to acquire coal leases or coal deposits on lands, all situated near Decker, Montana, including the areas described in the attached Exhibit "1" and shown on the sketch map attached hereto as Exhibit "2" as Areas A and B, said leases and coal deposits being hereinafter referred to as the "Decker Properties"; and

        WHEREAS, Wytana and Western (hereinafter sometimes referred to as the parties) desire to undertake the development of the Decker Properties for the purpose of engaging in the business of developing, mining and selling the coal therein; and

        WHEREAS, Peter Kiewit Sons', Inc., desires to undertake the duties of managing the developing, mining and selling of the coal from the Decker Properties on behalf of Wytana and Western;

        NOW, THEREFORE, the parties hereto mutually agree as follows:

        1.    The Decker Coal Company.    Western and Wytana hereby create the Decker Coal Company (hereinafter sometimes referred to as "Decker Coal"), a joint venture, for the purpose of mining and selling coal from the properties known as the Decker Properties. Decker Coal shall be a joint venture, which is owned by Western and Wytana (hereinafter sometimes referred to as venturers) as equal venturers. Decker Coal shall either purchase or lease the improvements, machinery and other equipment necessary to commence and fully operate and mine the Decker Properties. Surface rights deemed necessary for the operation of Decker Coal shall be purchased or leased by Decker Coal from the owners of such rights upon terms and for prices to be agreed upon.

        2.    Lease From Montana Royalty.    Montana Royalty shall lease, sublease or assign to Decker Coal all of the coal reserves comprising the Decker Properties and held or to be held by Montana Royalty in consideration of the payment by Decker Coal of all royalties and overriding royalties (including but not limited to a 5¢ per ton overriding royalty payable to Rosebud Coal Sales Company on all coal mined from area B), taxes, insurance or other expenses incurred as a result of holding or operating the Decker Properties plus the following royalty or overriding royalty:

          (a)   with respect to federal coal leases, the maximum overriding royalty which, when added to the underlying royalty pertaining to that lease, does not cause the cumulative royalties pertaining to such lease to exceed the maximum permissible cumulative royalties applicable to that federal coal lease; and

          (b)   with respect to non-federal coal leases or deposits, a royalty or overriding royalty which when added to the underlying royalty, if any, pertaining to that lease or deposit causes the cumulative royalties to equal the higher of maximum cumulative royalties pertaining to any federal lease in either the states of Wyoming or Montana having the then highest cumulative royalties, or the highest cumulative royalties charged by lessors and sublessors to coal operators, as determined by recent transactions in the states of Wyoming or Montana.

          (c)   Such royalty or overriding royalty to be paid by Decker Coal to Montana Royalty shall be determined annually on July 1 of each year, and shall be payable with respect to the year ending on the next succeeding June 30.

        Any and all royalties paid to Montana Royalty, or any other person, by Decker Coal shall be considered an operating expense of Decker Coal. The execution of this Agreement by Montana Royalty is for the sole and exclusive purpose of committing itself to convey the Decker Properties to Decker Coal as provided in this paragraph 2 and paragraph 3 and for no other purposes; and Montana Royalty shall not be deemed to be a co-venturer in Decker Coal.

        3.    Lessor Approval and Consent.    Western, Wytana and Montana Royalty either directly or through their affiliates shall immediately take such steps as may be necessary to apply for and seek to obtain the consent or approval of lessors of coal leases or lands held by Montana Royalty and leased, subleased or assigned to Decker Coal so as to effect such conveyances of Montana Royalty's interest in said leases or lands to Decker Coal, and each party shall cooperate with the other in seeking to obtain such consents or approvals.

        4.    Capital.    Western and Wytana hereby agree to contribute to Decker Coal the necessary capital to enable it to purchase and/or lease the equipment and facilities necessary to carry out the purposes of Decker Coal. Western and Wytana shall be given credit as a contribution to Decker Coal the costs incurred by each such party on behalf of Decker Coal prior to the execution of this Agreement. These costs shall be agreed upon and the deficient party will contribute to Decker Coal the money necessary to equalize the interests of the venturers, within sixty (60) days after the execution of this Agreement. Each venturer in Decker Coal further agrees that it will contribute 50% of the working cash capital of Decker Coal, to be deposited as provided for in paragraphs 12 and 17 hereof, and from time to time thereafter contribute fifty percent (50%) of such additional cash or other property and equipment as may be necessary to carry out the purposes of Decker Coal; provided that the failure of one venturer to make additional contributions of cash or other property and equipment for any reason may excuse the other venturer from making its contribution until such time as the first venturer's failure is cured; or such other venturer may make its contribution in addition to the contribution of the failing venturer, and until the capital contributions again become equal, the interest in profits of the venturer making an unequal contribution, for any period of unequal contribution in excess of 15 days, shall be adjusted in proportion to such venturer's interest in the total venture capital, provided however, that notwithstanding the additional contribution both venturers shall share losses equally. All contributions to Decker Coal shall be treated as contributions to capital and not as loans.

        5.    Limit of Participation.    This Agreement between the parties shall be limited solely to the creation of the Decker Coal Company joint venture, and shall be limited solely to the development of the Decker Properties and the conduct of mining operations to produce and sell coal therefrom in accordance with the terms of this Agreement. This Agreement shall be construed for the sole purpose of creating a joint venture for the purposes set forth herein and nothing herein shall be construed to create a general partnership between the parties, or their affiliates, for any other purpose or to authorize any party to act as agent for any other party except as herein provided, or to permit any party to undertake the development of any other property on behalf of the other parties, or to permit any party to undertake the conduct of any other business on behalf of the other parties, or to create a "mining partnership" as defined in Montana Rev. Code Chapter 63-1001 et seq.

        Each party recognizes that the other party, or a corporation or corporations affiliated with such other party, has interests in coal resources other than the Decker Properties, and nothing in this Agreement shall be deemed in any way to apply to such other coal resources. The parties, on behalf of themselves and their affiliates, agree that such coal resources may be developed or the coal therefrom disposed of as the owner thereof may in its sole discretion determine and each shall be free to develop or dispose of such other coal resources without obligation to the other.

        No party shall have the right to borrow money or incur obligations on behalf of Decker Coal, to use the credit of any other party or of the venture hereby created, for any purpose, or to pledge, assign, or otherwise encumber the assets of the venture, except as herein provided, without the prior written consent of the other party; provided, that any party may place a lien on its interest in the venture as security for indebtedness incurred by such venturer for the purpose of providing all or a portion of its share of the capital requirements of the venture.

        6.    Term and Termination.

          (a)   The term of this Agreement and the Decker Coal Company venture shall be for a period of 30 years or until the coal resources of the Decker Properties have been fully mined or until the parties mutually agree to terminate the venture and this Agreement, whichever event shall first occur. The chief executive officers of the parties or their representatives shall meet prior to the expiration of each succeeding five year period during the continuance of this Agreement for the purpose of determining whether to terminate the venture and this Agreement.

          (b)   Upon termination or this Agreement whether or not prior to the time that the coal reserves are fully exhausted, such reserves remaining, if any, shall be distributed to the venturers in the same proportion as they shared in the venture profits of Decker Coal Company immediately prior to the termination. The reserves shall be held by the parties as tenants in common, until they can be equitably divided or disposed of as may be mutually agreed. In the event that the venturers cannot mutually agree as to the disposal of the venture reserves, equipment, and improvements, within a period of sixty (60) days from the date of termination, the following procedures shall be utilized: Each venturer shall select an appraiser of its choice who is a member of the Appraisal Institute (MAI) and each appraiser shall promptly arrive at an appraised value of each venturer's interest in the properties, and the results of each appraisal shall be disclosed to each venturer. For a period of 30 days from the rendering of the last appraisal each party shall be given the right to submit a sealed bid to purchase the interest of the other. Each sealed bid shall be delivered to the Trust Department, Denver United States National Bank, and shall be opened at a mutually agreeable time and the high bidding venturer shall purchase the interest of the other venturer, in cash, for the bid price within 30 days from the opening of the bids. If neither venturer submits a bid the venturers hereby agree to sell the venture property to third parties upon the best obtainable terms and prices.

        7.    Interest in Capital, Income and Expenses.    The interest of the venturers in and to (a) the Decker Properties; (b) the coal mined by Decker Coal from the Decker Properties and the proceeds of sale of such coal, as well as the properties and equipment acquired in connection with the development thereof, and any and all assets of Decker Coal; (c) the obligations and liabilities of Decker Coal in connection with the development of the Decker Properties and the conduct of the operations of said entity; and (d) the gross income, expenses and net income or losses incurred in connection with Decker Coal, shall be equal except as provided in Paragraph 4.

        8.    Right to Purchase Coal.    In the event of termination of all mining operations in the Acme Area of Wyoming by the Big Horn Coal Company, a wholly-owned subsidiary of Peter Kiewit Sons', Inc. (PKS), or the reduction in mining in such area to below 400,000 tons per year, if such termination or reduction is as the result of the exhaustion of coal reserves controlled by Big Horn or the inability of Big Horn to continue to mine said reserves at a profit, PKS is hereby given the right to designate one of its subsidiaries who shall have the right to purchase coal from Decker Coal in an amount not to exceed 400,000 tons of coal per year for the remainder of the term of this Agreement, at a price to be agreed upon by the parties, for the purpose of selling coal to those present customers of Big Horn listed on Exhibit 3 hereto. The price at which such coal shall be purchased shall reimburse Decker Coal for its total direct and indirect costs incurred and allocable to such coal, in mining and preparing such coal for shipment. Such price shall also be fixed at a level to allow a 15% return (after Federal income tax) on the capital invested by the venturers in Decker Coal. "Capital invested" is defined as the venturers' equity at the end of the preceding calendar year to be taken from the certified accountants' report as of December 31 of each year. In the event that such price does not enable Decker Coal to fully obtain the benefits of percentage depletion, then PKS or the designated subsidiary shall pay directly to Western an amount which will equal, after income taxes, the lost benefit of percentage depletion.

        9.    Management Committee.    Overall executive supervision, control and management of Decker Coal Company shall be vested in a Management Committee, the members of which are to be appointed as follows: Three members to be selected by Western and three members to be selected by Wytana. In the event that a member of the committee is unable to perform his duties, and such member was appointed by Wytana or Western, such entity appointing said member shall be given the right to appoint a replacement. No decision with regard to the operation of Decker Coal regarding the development of the Decker Properties, construction of improvements, mining operations, reclamation plans, acquisition of equipment or property, or sales or other disposition of coal mined by Decker Coal shall be made except by and through the Management Committee (other than as provided for in Paragraph 21 hereof); provided, however that the sale, lease or other disposition or right to use equipment or property of Decker Coal shall not be made by the Management Committee without the written consent of the parties. The Management Committee will establish guidelines and/or procedures to govern the activities and permissible scope of authority of Decker Coal and the Manager (see Paragraph 10 hereof) and within these guidelines and/or procedures, the Manager may make such decisions as may be consistent with this Agreement without approval of the Management Committee. The appointment of representatives by Western and Wytana to the Management Committee shall be made in writing and such writing shall be conclusive evidence of the appointed representative's power to act on behalf of such appointing party. The Management Committee shall meet from time to time (but no less frequently than quarterly) as it shall determine in order to act on all necessary matters pertaining to Decker Coal. All decisions relating to the activities of Decker Coal shall be arrived at solely upon the consent of the majority of the Management Committee.

        In the event that the Management Committee is unable to arrive at a consensus and a majority upon a particular matter, the six members of, the Committee agree to appoint a seventh member, who is experienced in the matter which has not been resolved by the other six members. In the event the six members are unable to unanimously agree on the seventh member, the Management Committee shall attempt to unanimously agree upon a method by which to break the deadlock. In the event the six members are unable to agree upon such a method which breaks the deadlock within a period of thirty days, the representatives of Western and Wytana shall each place in a hat, two names of people who are experienced in the matter to be resolved, with one of the four names to be drawn from said hat, that person to act as the seventh member. The seventh member shall serve on the Management Committee solely for the purpose of consulting and advising the Management Committee as to the proper course to be followed. In the event that the six members of the Management Committee are still deadlocked, the seventh member shall be given the right to vote in order to break the tie. Immediately thereafter, the seventh member shall cease being a member of the Management Committee. The seventh member selected by the Management Committee or the four persons whose names are to be placed in a [illegible] in accordance with the above procedure shall not be employees of any of the parties or corporations or entities which are affiliated with any of the parties.

        10.    Decker Coal Management.

          (a)   The parties hereto hereby designate Peter Kiewit Sons', Inc. (PKS) as the Manager of Decker Coal. The Manager shall have the responsibility of seeing to it that Decker Coal performs its mining operation and performs reclamation work as may be directed by Western under Paragraph 11 hereof, that Decker Coal maintains the buildings and equipment used in connection with the mining operation, that all necessary personnel are hired and that operating and maintenance expenses are paid for, including labor, payroll, fuel, water, power, materials and supplies. The Manager shall appoint a General Manager, subject to the prior approval of the Management Committee, who, subject to the direction of the Manager and the Management Committee, shall have general responsibility for administering this Agreement and supervising the mining, sale and delivery of the coal mined. The Manager shall cause Decker Coal to employ or employ a mining superintendent, a competent engineer, office manager, technical personnel, foremen and workmen as necessary to mine the Decker Properties in a good and workmanlike manner and in accordance with sound mining practices at the lowest reasonable cost, and shall hire and supervise such sales personnel as may be reasonably required to sell the coal for the best prices and upon the best terms as are obtainable. All persons employed in the operation and maintenance shall be the employees of Decker Coal. The Manager shall have the primary responsibility for negotiating any contract entered into with a union, or unions, in accordance with the provisions of applicable state and federal laws. The Manager shall see to it that Decker Coal complies with all federal and state laws, regulations and rules pertaining to fair employment practices and shall see to it that all sums due employees, governmental or other agencies are paid promptly and shall not permit Decker Coal to have any labor claims becoming liens against the property it owns or leases other than claims that are being contested in good faith. The Manager shall develop and sponsor and see to it that Decker Coal implements an adequate safety program for the protection of personnel and equipment. The Manager shall also see to it that good housekeeping shall be practiced, that the fire protection system is regularly tested, and that Decker Coal develops a program to train personnel in expeditiously controlling fires.

          (b)   The Manager with the prior approval of the Management Committee agrees to provide the same fringe benefits to the non-union employees of Decker Coal as the Manager offers to all its own non-union employees, with the cost thereof to be borne by Decker Coal.

          (c)   The Manager at all times shall supervise and be responsible for (subject to the direction of the Management Committee) the mining, production, sale and delivery of coal, and shall keep the Management Committee at all times advised as to the operations of Decker Coal in such detail as is requested.

          (d)   PKS may unilaterally resign as the Manager, at any time, upon giving 180 days prior notice and any transfer by Wytana under Section 20 (f) hereof shall be deemed to be a resignation by PKS upon the effective date of such transfer. Further, in the event that PKS fails as the Manager to see to it that Decker Coal performs in a manner meeting the requirements of any coal sales or disposition contracts which it has entered into so that with reasonable probability it may come into default thereunder or, alternatively, if PKS or its subsidiaries are in default under any agreement secured by its interest in Decker Coal (and fails to remedy such default within fifteen (15) days after written notice of such default is given by Western to PKS), PKS shall, upon demand by Western, cease being the Manager; provided, however, that the right to remove PKS as Manager shall not be effective if the act causing the alleged default of PKS was committed or participated in by Western by way of actions jointly taken or decisions jointly made by Western and PKS or the Management Committee, or by Western alone or in conjunction with another person. Upon PKS resigning or being removed as Manager, the Management Committee shall meet, as soon as is practical, for the purpose of selecting a new Manager to act under the terms of this Agreement. Upon PKS resigning or being removed as Manager, PKS and corporations affiliated therewith shall be ineligible to be selected as Manager for three (3) years from the date of such default or removal.

          (e)   Not later than the twentieth (20) day of each month, PKS shall furnish to the Management Committee a job cost report showing the results of the prior month's activities of Decker Coal, and promptly after the end of each calendar year, shall provide to the venturers a certified financial statement of Decker Coal, including a balance sheet and a statement of profit and loss, for the preceding year; said financial statements to be prepared in accordance with decisions reached by the Management Committee and within generally accepted accounting principles. Additionally, the Manager shall cause to be prepared the necessary income tax returns, both state and federal, as well as any other tax return which must be filed by Decker Coal, and shall submit such returns to the Management Committee for its approval prior to their being filed.

        11.    Reclamation.    Subject to the authority of the Management Committee over reclamation plans, Western shall have sole authority to supervise, control and direct all Decker Coal activities related to reclamation of stripped lands and maintenance of the environment, including the establishment of policies, representation before courts or governmental regulatory agencies, and actual implementation of such policies, except insofar as Western may, in its discretion, delegate any such activities to Decker Coal or the Manager. Any expenses incurred by Western in such activities shall be reimbursed to it by Decker Coal and Western shall account for such expenses in like manner as the Manager under Section 12 hereof.

        12.    Operation and Maintenance Expenses and Accounting.

          (a)   The Manager will receive all its funds and deposit them in the Decker Coal bank account and will pay all its expenses for operation and maintenance by drawing drafts or checks upon the bank account. On or before the 20th day of each month, the Manager, through the General Manager, shall render to the Management Committee a statement showing for the preceding calendar month:

    (i)
    All operation and maintenance expenses paid or incurred by the Manager on behalf of Decker Coal during the preceding calendar month including but not limited to:

    (a)
    all royalties to be paid with regard to coal mined by Decker Coal, including royalties and overriding royalties to Montana Royalty;

    (b)
    PKS' fee provided for by Section 14 hereof;

    (c)
    Decker Coal's payroll (not including the General Manager and any sales personnel), including related employee benefit costs such as Social Security, taxes, unemployment insurance expenses, group life insurance, group hospitalization and medical insurance, pension funding expense, Workmen's Compensation and other insurance, paid leave, and any other fringe benefits approved by the Management Committee;

    (d)
    materials and supplies;

    (e)
    any purchased power costs or purchased water costs;

    (f)
    taxes;

    (g)
    freight costs borne by Decker Coal;

    (h)
    other miscellaneous costs.

    (ii)
    Depreciation and cost depletion.

    (iii)
    All proceeds from the sale of coal and miscellaneous receipts.

    (iv)
    The number of tons mined, sold, stockpiled and shipped.

    (v)
    The balance in Decker Coal bank account according to the books of Decker Coal as of the end of the calendar month.

    (vi)
    Accounts receivable and accounts payable of Decker Coal as of the end of the calendar month.

  Such expenses, proceeds and balances will in each case be set forth on the statement with the amounts budgeted for these items adjacent thereto for comparison purposes.

          Each venturer shall provide for payment of cash expenses by depositing in the Decker Coal bank account not later than ten (10) days after receipt of such statement a sum equal to one-half of the amount which would have been necessary to bring the balance in the Decker Coal bank account equal to $10,000 at the close of the preceding calendar month. Cash in excess of $10,000 shall be distributed to the parties monthly, or more often as may be determined by the Management Committee. In lieu of calling for monthly cash contributions by the venturers, the Management Committee may authorize short term borrowing, provided, however, that such borrowings shall not exceed $200,000.

        13.    Cash Operating and Maintenance Budgets.    A reasonable length of time prior to the commencement of continuous mining operations by Decker Coal, the Manager will submit to the Management Committee a budget of all expenditures by months until the expected date of commencement of continuous mining operations. At least six (6) months prior to the commencement of continuous mining operations, the Manager shall submit to the Management Committee a budget by months from the expected date of commencement of continuous mining operations to the next succeeding January 1. Such budget shall include proceeds from anticipated sales, operation and maintenance expenditures, capital expenditures and a statement of cash flow. Thereafter, not later than September 1 of each year during the continuation of this Agreement a similar budget of expenditures by months for the succeeding calendar year shall be prepared.

        14.    Manager's Fee.    It is the intent of the parties that the Manager's fee shall fully compensate PKS for its "off job" costs of managing Decker Coal, which costs are not otherwise borne by Decker Coal, but without profit in addition thereto. PKS agrees to design an accounting method to determine its reasonable "off-job" costs of managing the Venture. Any allocations of PKS costs shall be made pursuant to the theory that such costs should be allocated to the Venture in relation to the administrative burden placed upon PKS by the Venture. The Management Committee shall be given a full explanation of the method of determining costs and said method shall be agreeable to the Management Committee. Western, its representatives, accountants, consultants and counsel shall be given access to all reasonably necessary accounting records of PKS for the purpose of analyzing the costs to PKS of managing Decker Coal.

        During the term of this Agreement or until PKS resigns or is removed as Manager, PKS shall receive a management fee as follows:

          (a)   From September 1, 1970 to the date of first commercial shipment (as hereafter defined), $40,000 per month. Within a reasonable time after the date of first commercial shipment such fee shall be adjusted upwards or downwards to equal the costs of managing the Venture during this period if such costs exceed, or are less than, the fee paid by 15% or more.

          (b)   From the date of first commercial shipment (as hereafter defined), for five years thereafter, 7% of the gross sales price of coal (FOB mine) mined and sold by the Venture, such fee to be paid quarterly. The percentage fee for the last two years of such five year period shall be subject to adjustment upward or downward to that percentage, rounded to the nearest full percentage point, which the total costs of managing the Venture for such five years are of the gross dollar volume of sales for such period; provided that no adjustment shall be made unless the difference between such percentage, before rounding, and 7% is at least 1.0%. Such adjusted fee as demonstrated on Exhibit 4 shall be credit or charged to the next quarterly fee payment or payments due after the determination of such adjustment.

          (c)   For each five year period thereafter, a fee to be based upon the relationship of the Manager's "off job" costs to gross dollar volume of sales for the immediately preceding five year period; provided however that said relationship may be adjusted for known past or future abnormal events.

        The "date of first commercial shipment" shall be the date on which the first shipment of coal leaves the Decker Coal mine under a coal contract in reliance upon which the venturers have committed capital in sufficient amount to acquire equipment necessary to meet the buyer's coal requirements under such contract.

        15.    Books of Account.    Decker Coal, through its Manager, shall keep books of account showing in reasonable detail all costs incurred in connection with the development of the coal field, conduct of mining operations and sale and delivery of coal or coal products and all matters pertaining to Decker Coal, at the main office of Decker Coal. Such books of account shall be kept in a manner consistent with the accounting and financial reporting procedures established and approved by the Management Committee. All such books of account and other records of Decker Coal shall be open for inspection by authorized employees of Western and Wytana, and by their respective auditors and legal counsel at all times. A periodic certified audit of such books shall be made by such national accounting firm as may be determined by the Management Committee, but no less than once a year. Additionally, the Manager shall provide to the venturers copies of federal and state partnership income tax returns, as filed for each year of operation or part thereof.

        16.    Records.    The Manager shall cause to be kept adequate records of coal mining operations as necessary to reflect the efficiency of operations and of equipment use and maintenance programs, to reflect production and delivery of coal, engineering and geological data and such other records as may be required by any governmental authority. Such records shall be made available for inspection as desired by any party hereto.

        17.    Banking.    Funds of Decker Coal, including proceeds from the sale of coal, shall be kept in a separate account designated in a manner, and deposited with a bank, to be determined by the Management Committee. Such funds may be withdrawn upon checks or drafts signed by authorized Decker Coal or Manager personnel, provided that the Manager shall not make distributions of cash to the parties without authorization of the Management Committee. The Management Committee shall designate those employees of Decker Coal and the Manager who shall have authority to draw drafts or checks on the Decker Coal bank account, which employees shall be bonded in an amount to be determined by the Management Committee. When additional funds are required to carry on the business, each venturer will deposit fifty percent (50%) of the funds required and in the event any venturer advances more than fifty percent (50%) of the additional funds required on any occasion, it shall be promptly reimbursed by the other venturer for the advances in excess of fifty percent (50%), without interest, if repaid within fifteen (15) days of request, otherwise, in addition to the change in the profit formula as provided in Section 4, interest shall run at the prime rate then prevailing for preferred commercial customers of The Morgan Guaranty Bank, New York City, New York.

        18.    Contracts for the Sale or Disposition of Coal.    Decker Coal shall enter into such contracts for the sale or disposition of coal from the Decker Properties as may be consistent with this Agreement and such authorization as may have been received from the Management Committee. Any such contracts shall be in the name of Decker Coal.

        19.    Insurance.    The Manager, on behalf of Decker Coal shall at all times:

          (a)   comply fully with the Workmen's Compensation Laws of the State of Montana;

          (b)   maintain in effect public liability and property damage insurance with such limits and subject to such exclusions and deductibles as the Management Committee may agree, naming the Manager, the venturers, their corporate parents and Decker Coal as insureds; and

          (c)   maintain continuously in effect physical damage insurance coverage on Decker Coal properties (whether owned or leased) and properties or facilities belonging to the venturers and used by the Manager or Decker Coal in connection with all of Decker Coal's operations, naming Decker Coal, the parties, and the venturers as insureds as their interest may appear with such limits and subject to such exclusions and deductibles as the Management Committee may agree.

        20.    Assignment.    The rights of the Manager herein may not be assigned or otherwise transferred without the written consent of the venturers, other than as provided in Section 10(d) hereof. No venturer shall voluntarily sell, assign, pledge, or in any manner transfer or encumber its interest, or any part thereof, in Decker Coal without first obtaining the written consent of the other venturer thereto, except as follows:

          (a)   Pursuant to and subject to the provisions of Section 5 hereof, to any mortgagee, trustee or secured party as security for bonds or other indebtedness and to any purchaser from a mortgagee or secured party having realized upon its security by foreclosure or otherwise.

          (b)   To any corporation or entity, the majority interest in which is owned by Pacific Power & Light Company or PKS.

          (c)   By Wytana or Western to PKS or Pacific Power & Light Company respectively, or any successors thereof.

          (d)   In the event of an assignment of or transfer of Wytana's interest among PKS entities under Paragraph 20(b), (c) and (e), PKS shall remain as the Manager under this Agreement.

          (e)   To any corporation or entity into which or with which such venturer may be merged, consolidated or liquidated, provided that either PKS, Pacific Power & Light Company or any of their affiliates are the owner of a majority of the stock of the successor corporation.

          (f)    Any purchaser or assignee for cash if prior to such sale the venturer proposing such sale or assignment shall have given sixty (60) days written notice to the other venturer of a bona fide offer of the third party and such other venturer shall have not tendered the equivalent consideration on equivalent terms to the venturer intending to sell or assign within five (5) days before the expiration of such 60 day notice period. In the event the other venturer makes such a tender, the venturer desiring to sell or assign shall then sell or assign to the other party. In the event of a merger, consolidation or liquidation and PKS, Pacific Power & Light Company or any of their affiliates is not the owner of a majority of the stock of the successor, such an event shall be deemed to be an offer to sell for cash equal to the fair market value of such venturer's interest. Fair market value shall be determined by three appraisers, all of whom are members of the Appraisal Institute (MAI); one appraiser shall be appointed by each venturer, and the third shall be appointed by the two appraisers. The appraised fair market value shall be determined by the appraisers or the average value determined by the three appraisers if no one value is agreed upon. Such fair market value shall be set forth in a notice to the other venturer, and the other venturer shall have 60 days after receipt of such notice within which to accept such offer.

        Any sale, assignment, pledge, transfer or encumbrance by agreement or operation of law shall be subject to this Agreement and shall not relieve the venturer or successor of any obligation hereunder except to the extent agreed in writing by the other venturer.

        21.    Transfer or Insolvency.    Other than as provided herein, in the event of an attempted transfer, sale, assignment, pledge, encumbrance of a venturer's interest in Decker Coal or in the event of the bankruptcy or insolvency of a venturer under bankruptcy or reorganization, composition or arrangement statutes or a transfer under paragraph 20(a), or in the event of a refusal to follow and implement the provisions of Paragraph 9 above, then, from and after such date, such refusing venturer (hereinafter referred to as the "defaulting party") (anything in this Agreement to the contrary notwithstanding) shall cease to have any voice in the management of Decker Coal or the Management Committee. The defaulting party's interest in the capital of Decker Coal shall immediately and exclusively (paragraph 20 notwithstanding) vest, in trust, in the nondefaulting venturer. Thereafter, Decker Coal shall be managed exclusively by the nondefaulting venturer until termination as provided in Section 6. Notwithstanding the foregoing, the defaulting venturer shall remain liable to its and the creditors of Decker Coal as herein provided and shall continue to bear its share of losses and be entitled to receive its share of profits, provided, however, that the nondefaulting venturer, as trustee, may pay such profits to a proper designee of the defaulting party or to that person designated by a court of competent jurisdiction to receive such profits on behalf of the creditors of the defaulting party.

        In acting as trustee, the nondefaulting venturer shall have absolute discretion and no action taken by the trustee shall subject it to a claim for breach of trust, on the ground of conflict of interest, negligence or any other theory, except fraud or gross negligence.

        22.    Law to Govern.    The parties agree to comply with local, state and federal laws, rules and regulations applying or pertaining in any manner to the operations of Decker Coal saving to each party or venturer any right to protest or contest, any law, rule or regulation or the enforcement thereof, any party shall have the right to join in the prosecution or defense of such litigation.

        The laws of the State of Montana, as determined at the time of any dispute shall govern all matters pertaining to the validity, execution and interpretation of this Agreement.

        23.    Successors.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

        24.    Notice.    Any notice or appointment required to be given under Decker Coal shall be signed by the president or a vice president of the notifying party and given by certified or registered mail to the parties as follows:

  (a)
  Western Minerals, Inc.
  1500 Public Service Building
  Portland, Oregon 97204

    Attention: C. P. Davenport, Vice President

  (b)
  Wytana, Inc.
  P. O. Box 724
  Sheridan, Wyoming 82801

  (c)
  Montana Royalty Company, Ltd.
  1000 Kiewit Plaza
  Omaha, Nebraska 68131

  (d)
  Peter Kiewit Sons', Inc.
  1000 Kiewit Plaza
  Omaha, Nebraska 68131

    Attention: William L. Crewcock

        Any change in the above addresses shall be made by certified mail addressed to the other party at the above address.

        25.    Modification.    This document constitutes the sole and complete understanding of the parties with respect to Decker Coal. Any modification thereof shall not be effective until reduced to writing and signed by all of the parties hereto.

        IN WITNESS WHEREOF, Wytana, Western, Montana Royalty Company, by its general partners, and PKS have executed the foregoing Agreement effective as of the date and year above written.

ATTEST:	WYTANA, INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Secretary		Vice President
ATTEST:	WESTERN MINERALS, INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Secretary		President
MONTANA ROYALTY COMPANY, LTD.
ATTEST:	By	Resource Development Co., Inc.
/s/ [ILLEGIBLE]		By	/s/ [ILLEGIBLE]
Secretary			Vice President
ATTEST:	By	Rosebud Coal Sales Company
/s/ [ILLEGIBLE]		By	/s/ [ILLEGIBLE]
Asst. Secretary			Vice President
General Partners
ATTEST:	PETER KIEWIT SONS', INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Secretary		Vice President

EXHIBIT "1"

DESCRIPTION OF DECKER PROPERTIES
DECKER COAL CO.—JOINT VENTURE
DECKER AREA, MONTANA

AREA "A"

T.8 S., R. 40 E., MPM,
Sec. 32: N1/2, SE1/4	480.00 A.
Sec. 33: E1/2, N1/2NW1/4, SW1/4NW1/4, NW1/4SW1/4, S1/2SW1/4	560.00 A.
T. 9 S., R. 40 E., MPM,
Sec. 3: Lots 3 & 4	80.27 A.
Sec. 4: Lots 1-3, SE1/4NW1/4, SW1/4	320.48 A.
Sec. 8: SE1/4SE1/4	40.00 A.
Sec. 9: S1/2NE1/4, E1/2NW1/4, S1/2	480.00 A.
Sec. 10: S1/2N1/2, S1/2	480.00 A.
Sec. 15: W1/2	320.00 A.
Sec. 16: All	640.00 A.
Sec. 17: N1/2, SE1/4	480.00 A.
Sec. 21: All &	640.00 A.
Sec. 22: W1/2	320.00 A.

Total Acreage	4,840.75 A.

AREA "B"

T. 8 S., R. 40 E., MPM,
Sec. 36: All	640.00 A.
T. 8 S., R. 41 E., MPM,
Sec. 31: Lots 3 & 4, E1/2SW1/4, SW1/4	313.93 A.
Sec. 32: S1/2	320.00 A.
Sec. 33: S1/2	320.00 A.
Sec. 34: SW1/4, W1/2SE1/4	240.00 A.
T. 9 S., R. 40 E., MPM,
Sec. 1: Lots 1, 3 & 4, SE1/4NE1/4, S1/2NW1/4, SW1/4, E1/2SE1/4	480.42 A.
Sec. 11: SE1/2	160.00 A.
Sec. 12: E1/2, W1/2NW1/4NW1/4, NE1/4NW1/4NW1/4, NW1/4NE1/4NW1/4, SW1/4	520.00 A.
Sec. 13: All	640.00 A.
Sec. 14: E1/2, E1/2NW1/4, SW1/4NW1/4, SW1/4	600.00 A.
T. 9 S., R. 41 E., MPM,
Sec. 3: Lots 5-8, S1/2N1/2, S1/2	579.28 A.
Sec. 4: Lots 5-8, S1/2 N1/2, S1/2	596.36 A.
Sec. 5: Lots 5-8, S1/2N1/2, S1/2	613.40 A.
Sec. 6: Lots 6-12, S1/2NW1/4, SE1/4NW1/4, E1/2SW1/4, SE1/4	619.69 A.
Sec. 7: Lots 5-8, E1/2, E1/2W1/2	625.04 A.
Sec. 8: All	640.00 A.
Sec. 9: All	640.00 A.
Sec. 10: All	640.00 A.
Sec. 15: All	640.00 A.
Sec. 16: All	640.00 A.
Sec. 17: All	640.00 A.
Sec. 18: Lots 5-8, E1/2, E1/2W1/2	621.44 A.

Total Acreage	11,729.56 A.
TOTAL ACREAGE—BOTH AREAS	16,570.31 A.

EXHIBIT 3

BIG HORN COAL COMPANY—INDUSTRIAL ACCOUNTS (1967 - 1968)

Bureau of Indian Affairs (GSA)
CB&Q Railroad Company
Great Western Sugar —	Bayard
Billings
Mitchell
Scottsbluff
Holly Sugar Corporation, Hardin
Montana-Dakota Utilities Co., Acme Plant
Northwestern Public Service Co., Aberdeen
Northwestern Public Service Co., Mitchell
South Dakota State Soldiers' Home
U. S. Post Office (GSA)
Veterans Administration Center, Hot Springs
Veterans Administration Hospital, Sheridan

DOMESTIC COAL

Retail Dealers in states of Wyoming, Montana, North Dakota, South Dakota, Idaho, Washington, Nebraska, Minnesota.

EXHIBIT 4

Five Year Total Management Costs Divided by Five Year Gross Sales, expressed in percent.	Adjusted Fee Applicable to years 4 and 5
3.50% to 4.49%	4%
4.50% to 5.49%	5%
5.50% to 5.99%	6%
6.00% to 8.00%	7%
8.01% to 8.49%	8%
8.50% to 9.49%	9%
9.50% to 10.49%	10%

WYTANA, INC. P.O. Box 4067 Sheridan, Wyoming 82801
August 16, 1971	Address Reply To: 1000 Kiewit Plaza Omaha, Nebraska 68131

Mr. C. P. Davenport
Pacific Power & Light Company
920 S. W. 6th
Portland, Oregon 97204

Dear Ted:

        Western Minerals, Inc., an Oregon corporation, and Wytana, Inc., a Delaware corporation, created the Decker Coal Company, a joint venture, on September 1, 1970, for the purpose of mining and selling coal from the Decker Properties.

        Pursuant to said Agreement, Decker Coal assumed the payment of all royalties and overriding royalties including but not limited to a five cents (.05¢) per ton overriding royalty payable to Rosebud Coal Sales Company (Rosebud) on all coal mined from Area B, as consideration for the coal lease assignment from Montana Royalty Company, Ltd.

        However, since Rosebud is not the proper recipient of the overriding royalty payable on all of the coal lease assignments, there should be inserted, immediately after Rosebud Coal Sales Company, the names of the other record holders of the particular leases described in Area B of the Decker Properties prior to the assignment of said coal leases to Montana Royalty Company, Ltd.

        Therefore, the parenthetical clause of paragraph 2 of the Decker Agreement should read as follows:

  "...(including but not limited to a 5¢ per ton overriding royalty on all coal mined from Area B, payable to Rosebud Coal Sales Company on coal leases MWRB, H1 and H2; to Peter Kiewit Sons' Co. on coal leases M-073093, 530, 822, 823 and 919; and to Big Horn Construction Company on coal leases 531 and 918)."

        If you are in full agreement with the foregoing amendment to the Decker Coal Company Agreement, please have this Letter Agreement executed in quintuplicate for and on behalf of Decker Coal Company and Montana Royalty Company, Ltd., pursuant to paragraph 25 of said Agreement.

Very truly yours,
WYTANA, INC.
/s/ Donald L. Sturm
Donald L. Sturm

        The foregoing amendment to the Decker Coal Company Agreement is hereby approved and accepted.

ATTEST:	WYTANA, INC.
/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
President
ATTEST:	WESTERN MINERALS, INC.
/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
SECRETARY		Vice President
MONTANA ROYALTY COMPANY, LTD.
ATTEST:	By:	Resource Development Co., Inc.
/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
SECRETARY		Vice President
ATTEST:	By:	Rosebud Coal Sales Company
/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
President
General Partners
ATTEST:	PETER KIEWIT SONS', INC.
/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
President

2

SUPPLEMENT TO
DECKER COAL COMPANY AGREEMENT

        By this Supplement, which shall be effective from and after the 1st day of January, 1974, the parties to the Decker Coal Company Agreement dated September 1, 1970, being WESTERN MINERALS, INC., an Oregon corporation ("Western"); WYTANA, INC., a Delaware corporation ("Wytana"); MONTANA ROYALTY COMPANY, LTD. (a limited partnership between Resource Development Co., Inc., a Washington corporation and Rosebud Coal Sales Company, a Wyoming corporation, as general partners and Peter Kiewit Sons' Co., a Nebraska corporation and Big Horn Construction Company, a Wyoming corporation, as limited partners); and PETER KIEWIT SONS', INC., a Nebraska corporation ("PKS") do hereby agree that said Decker Coal Company Agreement shall be and hereby is supplemented and amended as follows:

        1.     Section 14 (Manager's Fee) of said Decker Coal Company Agreement shall be revised to read in its entirety as follows:

          "14.    Manager's Fee.    During the remaining term of this agreement or until PKS resigns or is removed as manager, PKS shall receive a management fee to compensate it for its costs of managing Decker Coal, which costs are not otherwise borne by Decker Coal, as follows:

            (a)   For the calendar year 1974, an amount equal to six percent (6%) of the gross sales price of all coal (f.o.b. mine) sold and delivered by Decker Coal Company during said calendar year;

            (b)   For the calendar year 1975, an amount equal to five percent (5%) of the gross sales price of all coal (f.o.b. mine) sold and delivered by Decker Coal Company during said calendar year;

            (c)   For the calendar year 1976, an amount equal to three percent (3%) of the gross sales price of all coal (f.o.b. mine) sold and delivered by Decker Coal Company during said calendar year; and

            (d)   For the calendar year 1977 and for each succeeding calendar year thereafter, an amount equal to twelve cents (12¢) per ton of coal sold and delivered by Decker Coal Company during such calendar year; PROVIDED, HOWEVER, that such sums shall be subject to the following adjustment: At the beginning of each calendar quarter, the basic fee of twelve cents (12¢) per ton shall be increased or decreased, using December 31, 1973 as the base period date, as follows:

              (i)    Fifty percent (50%) of twelve cents (12¢) shall be multiplied by the percentage increase or decrease, from the base period date, in the quarterly average value as determined for such calendar quarter of the Consumer Price Index, All Items (1967 equals 100) of the U.S. Department of Labor's Bureau of Labor Statistics, and

              (ii)   Fifty percent (50%) of twelve cents (12¢) shall be multiplied by the percentage increase or decrease, from the base period date, in the quarterly average value as determined for such calendar quarter of Gross Hourly Earnings of Non-Supervisory Workers on Private Non-Agricultural Payrolls, as reported in the U.S. Department of Labor's Employment and Earnings Report (Total Private).

            The total sum derived by adding the product of (i) and (ii) shall be the adjustment in the basic fee. The increase or decrease in the basic fee as computed above shall be rounded to the nearest 1/10 of 1¢ per ton, or if there is no nearest 1/10, to the closest even 1/10 of 1¢ per ton.

            The quarterly average value of the Consumer Price Index and Gross Hourly Earnings shall be computed for each calendar quarter from the Monthly Bureau of Labor Statistics Consumer Price Index and the Monthly Department of Labor's Employment and Earnings Report. The three monthly values shall be arithmetically averaged to determine a quarterly average value.

            (e)   Such management fee shall be paid quarterly within 30 days after the end of each calendar quarter, and shall be based on the gross sales price or quantity of coal (as may be appropriate) sold and delivered during the previous calendar quarter. PKS shall furnish the Management Committee a detailed accounting of the sales price or quantity on which such fee is based, and shall permit Western, its representatives, accountants, consultants and counsel to inspect the accounting records of Decker Coal Company for the purpose of verifying the same."

        2.     Exhibit 4 to said Decker Coal Company Agreement shall be of no further force and effect from and after January 1, 1974.

        3.     Exhibit 1 to said Decker Coal Company Agreement shall be revised to reflect the acquisition of certain coal leases which Decker Coal Company has agreed to acquire from Pacific Power & Light Company, by substitution therefor of revised Exhibit 1 as attached hereto and by this reference made a part hereof.

        IN WITNESS WHEREOF, Wytana, Western, Montana Royalty Company (by its general partners) and PKS have executed the foregoing agreement effective as of the day and year first above written.

ATTEST:	WYTANA, INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Secretary		President
ATTEST:	WESTERN MINERALS, INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Secretary		Vice President
MONTANA ROYALTY COMPANY, LTD.
ATTEST	By	Resource Development Co., Inc
/s/ [ILLEGIBLE]		By	/s/ [ILLEGIBLE]
Secretary			Vice President
ATTEST:	By	Rosebud Coal Sales Company
/s/ [ILLEGIBLE]		By	/s/ [ILLEGIBLE]
Secretary			President
General Partners
ATTEST:	PETER KIEWIT SONS', INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Secretary		Vice President

2

REVISED EXHIBIT "1"

DESCRIPTION OF DECKER PROPERTIES
DECKER COAL CO.-JOINT VENTURE
DECKER AREA, MONTANA

AREA "A"

T. 8 S., R. 40 E., MPM,
Sec. 32: N1/2, SE1/2	480.00 A.
Sec. 33: E1/2, N1/2NW1/4, SW1/4NW1/4, NW1/4SW1/4, S1/2SW1/4	560.00 A.
T. 9 S., R. 40 E., MPH,
Sec. 3: Lots 3 & 4, S1/2NW1/4, SW1/4	320.27 A.
Sec. 4: Lots 1-3, SE1/4NW1/4, SW1/4, S1/2 NE1/4, SE1/4	560.48 A.
Sec. 8: SE1/4SE1/4	40.00 A.
Sec. 9: S1/2NE1/4, E1/2NW1/4, S1/2, N1/2NE1/4	560.00 A.
See. 10: S1/2N1/2, S1/2, N1/2N1/2	640.00 A.
Sec. 15: W1/2	320.00 A.
Sec. 16: All	640.00 A.
Sec. 17: N1/2, SE1/4	480.00 A.
Sec. 21: All	640.00 A.
Sec. 22: W1/2	320.00 A.

Total Acreage	5,560.75 A.

AMENDMENT NO. 2
TO
DECKER COAL COMPANY AGREEMENT

        AGREEMENT, made as of this 1st day of December, 1977, between and among WESTERN MINERALS, INC., an Oregon corporation, WYTANA, INC., a Delaware corporation, MONTANA ROYALTY COMPANY LIMITED (a limited partnership between Resource Development Co., Inc., a Washington corporation, and Rosebud Coal Sales Company, a Wyoming corporation, as General Partners, Peter C. Kiewit Sons' Co., a Nebraska corporation, and Big Horn Construction Company, a Wyoming corporation, as Limited Partners), and PETER KIEWIT SONS', INC., a Nebraska corporation.

RECITALS:

        A.    The parties entered into the Decker Coal Company Agreement (the "Joint Venture Agreement"), dated as of the 1st day of September, 1970, and first amended such Agreement by a Supplement dated as of January 1, 1974.

        B.    The parties now desire to amend the Joint Venture Agreement to extend the term of the joint venture.

        The parties therefore agree as follows:

        1.     Section 6(a) of the Joint Venture Agreement shall be amended to read in its entirety as follows:

          "6(a)    The term of this Agreement and the Decker Coal Company venture shall be for a period of 35 years from the date hereof or until the parties mutually agree to terminate the venture and this Agreement, whichever event shall first occur. The chief executive officers of the parties or their representatives shall meet prior to the expiration of each succeeding 5-year period during the continuance of this Agreement for the purpose of determining whether to terminate the venture and this Agreement."

        2.     Except as modified by this second amendment, the Joint Venture Agreement, as previously amended, is hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, the parties have executed the foregoing Agreement effective as of the day and year first above written.

WYTANA, INC.
By	/s/ [ILLEGIBLE]
Title	Vice President
WESTERN MINERALS, INC.
By	/s/ [ILLEGIBLE]
Title	President
MONTANA ROYALTY COMPANY LIMITED
By	RESOURCE DEVELOPMENT CO., INC.
By	/s/ [ILLEGIBLE]
Title	President
By	ROSEBUD COAL SALES COMPANY
By	/s/ [ILLEGIBLE]
Title	Vice President
General Partners
PETER KIEWIT SONS', INC.
By	/s/ [ILLEGIBLE]
Title	Vice President

2

AMENDMENT NO. 3
TO
DECKER COAL COMPANY AGREEMENT

        AGREEMENT, made as of this 24th day of August, 1978, between and among WESTERN MINERALS, INC., an Oregon corporation, WYTANA, INC., a Delaware corporation, MONTANA ROYALTY COMPANY, LTD. (a limited partnership between Resource Development Co., Inc., a Washington corporation, and Rosebud Coal Sales Company, a Wyoming corporation, as General Partners, Peter Kiewit Sons' Co., a Nebraska corporation, and Big Horn Construction Company, a Wyoming corporation, as Limited Partners) and PETER KIEWIT SONS', INC., a Nebraska corporation.

RECITALS:

        A.    The parties entered into the Decker Coal Company Agreement (the "Joint Venture Agreement"), dated as of the 1st day of September, 1970, and amended such Agreement by a Supplement dated as of January 1, 1974 and by Amendment No. 2 dated as of December 1, 1977.

        B.    The parties now desire to amend the Joint Venture Agreement to change the authority and responsibility for supervising, controlling and directing all Decker Coal Company activities relating to reclamation of stripped lands and maintenance of the environment from Western Minerals, Inc. to Peter Kiewit Sons', Inc., as Manager of Decker Coal Company.

        The parties therefore agree as follows:

        1.     The second sentence in Section 10(a) of the Joint Venture Agreement shall be amended to read in its entirety as follows:

          "The Manager shall have the responsibility of seeing to it that Decker Coal performs its mining operation and performs its reclamation work under the provisions of Paragraph 11 hereof, that Decker Coal maintains the buildings and equipment used in connection with the mining operation, that all necessary personnel are hired and that operating and maintenance expenses are paid for, including labor, payroll, fuel, water, power, materials and supplies."

        2.     Section 10(c) of the Joint Venture Agreement shall be amended to read in its entirety as follows:

          "The Manager at all times shall supervise and be responsible for (subject to the direction of the Management Committee) the mining, production, sale and delivery of coal and reclamation activities in connection therewith, and shall keep the Management Committee at all times advised as to the operations of Decker Coal in such detail as is requested."

        3.     Section 11 of the Joint Venture Agreement shall be amended to read in its entirety is follows:

          "11.    Reclamation. Subject to the direction of the Management Committee over reclamation, the Manager shall have sole authority to supervise, control and direct all Decker Coal activities related to reclamation of stripped lands and maintenance of the environment, including the establishment of policies, representation before courts or governmental and regulatory agencies, and actual implementation of such policies. Notwithstanding anything contained herein to the contrary, any and all expenses incurred by Manager in such activities shall be reimbursed to it by Decker Coal and Manager shall account for such expenses in the same manner as set forth in Section 12 hereinafter."

        4.     Except as modified by this third amendment, the Joint Venture Agreement, as previously amended, is hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, the parties have executed the foregoing Agreement effective as of the day and year first above written.

WYTANA, INC.
By:	/s/ Donald L. Sturm
Donald L. Sturm Vice President
WESTERN MINERALS, INC.
By:	/s/ [ILLEGIBLE]
Title:	President
MONTANA ROYALTY COMPANY, LTD.
By:	RESOURCE DEVELOPMENT CO., INC.
	By:	/s/ [ILLEGIBLE]
	Title:	President
By:	ROSEBUD COAL SALES COMPANY
	By:	/s/ Donald L. Sturm
Donald L. Sturm Vice President
General Partners

2

NERCO MINING COMPANY 111 S.W. COLUMBIA, SUITE 800 PORTLAND, OREGON 97201 TELECOPIER 503.796.6366 TELEPHONE 503.796.6600

[LOGO]
November 24, 1982

Peter Kiewit Sons, Inc.
1000 Kiewit Plaza
Omaha, Nebraska 68131

Attention: Mr. R. E. Julian, Vice President

Dear Mr. Julian:

  Re:
  Amendment No. 4 to Decker Coal Company Agreement

        I enclose 2 execution copies of Amendment No. 4 to the Decker Coal Company Agreement which have now been signed by Western Minerals, Inc. and Resource Development Co., Inc.

        Please note that the Amendment contained a typographical error in paragraph 2. The reference therein to Paragraph 18 of the Joint Venture Agreement should have been to Paragraph 19. We have made the appropriate change and initialed it and would request that you do the same, returning to us an execution copy containing such initials.

        This will confirm that the purpose of the Amendment is solely to replace Peter Kiewit Sons, Inc. with Kiewit Mining & Engineering Co. as manager of the Decker joint venture and that the Amendment is intended to have no effect upon the capital, income or other interests in the venture of the co-owners of the venture, i.e., Western Minerals, Inc. and Wytana, Inc.

Very truly yours,
/s/ [ILLEGIBLE]

WSR:bjm
bcc: C. K. Drummond
       A. J. Franklin
       C. C. Adams
       M. A. Nelson
       M. H. Oldshue
       K. J. Hoffman

AMENDMENT NO. 4
TO
DECKER COAL COMPANY AGREEMENT

        AGREEMENT made as of October 1, 1982, by and between Western Minerals, Inc., an Oregon corporation ("Western Minerals"), Wytana, Inc., a Delaware corporation ("Wytana"), Montana Royalty Company, Ltd., a limited partnership between Resource Development Co., Inc., a Washington corporation, and Rosebud Coal Sales Company, a Wyoming corporation, as general partners, and Peter Kiewit Sons' Co., a Nebraska corporation, and Big Horn Construction Company, a Wyoming corporation, as limited partners ("Montana Royalty"), Peter Kiewit Sons', Inc., a Nebraska corporation ("Kiewit") and Kiewit Mining & Engineering Co., a Delaware corporation ("Kiewit Mining").

WITNESSETH:

        WHEREAS, Western Minerals and Wytana formed the Decker Coal Company ("Decker") pursuant to the Decker Coal Company agreement made as of September 1, 1970, as amended (said agreement and the amendments thereto collectively referred to herein as "Joint Venture Agreement"); and

        WHEREAS, under the terms and conditions of the Joint Venture Agreement, Kiewit is the Manager of Decker Coal Company; and

        WHEREAS, Kiewit Mining desires to undertake the duties of Manager of Decker Coal Company, as set forth in the Joint Venture Agreement, in lieu of Kiewit; and

        WHEREAS, the parties hereto find it in their best and mutual interests to amend the Joint Venture Agreement to so provide.

        NOW, THEREFORE, in consideration of the foregoing preambles, which are hereby made a contractual part of this Agreement, and in consideration of the mutual benefits, promises, conditions and covenants hereinafter set forth, it is hereby mutually agreed between the parties as follows:

        1.    Termination of Kiewit.    In consideration of Kiewit Mining becoming Manager of Decker Coal Company and the mutual covenants, benefits and promises herein contained, Kiewit hereby assigns, transfers, sets over and conveys unto Kiewit Mining all of Kiewit's right, title and interest in or to the Decker Coal Company, including its position of Manager of same, and the Joint Venture Agreement, and delegates to Kiewit Mining the duties and obligations of Kiewit as set forth in said Joint Venture Agreement; except Kiewit's rights and benefits set forth in Paragraph 8 of the Joint Venture Agreement which are reserved unto Kiewit. Kiewit's interest in Decker Coal Company is terminated and, except as set forth in Paragraphs 3 and 4 hereof, it is released as a party of and to the Joint Venture Agreement, and is released of the duties and obligations contained therein. Kiewit shall be paid all sums to which it is entitled under the Joint Venture Agreement remaining unpaid as of the effective date hereof, if any. Subsequent to the effective date hereof, such sums shall be paid to Kiewit Mining.

        2.    Acceptance of Kiewit Mining.    Kiewit Mining hereby accepts the foregoing assignment from Kiewit and delegation of duties and obligations by Kiewit and agrees to be bound thereby. Kiewit Mining agrees to perform all of the duties and obligations of the Manager as set forth in the Joint Venture Agreement. By way of illustration, and not of limitation, Kiewit Mining shall perform those duties of the Manager set forth in Paragraphs 10, 11, 12, 13, 14, 15, 16, 17, 19 and 20 of the Joint Venture Agreement.

        3.    Continuing Liability of Kiewit.    Notwithstanding the assignment and delegation of duties and obligations as Manager under the Joint Venture Agreement from Kiewit to Kiewit Mining pursuant to Paragraphs 1 and 2 hereof, Kiewit shall not be released or discharged from its duties and obligations as Manager under the Joint Venture Agreement prior to the effective date of this Agreement and shall remain fully liable to Decker in respect of such duties and obligations.

        4.    Guaranty of Kiewit.    Kiewit unconditionally and irrevocably guarantees the performance by Kiewit Mining of each and every obligation of Kiewit Mining as Manager under the Joint Venture

Agreement. Kiewit agrees that in order to enforce this guaranty it will not be necessary for Decker and/or Western Minerals to initiate an action or exhaust their legal remedies against Kiewit Mining and that this guaranty may be immediately enforced upon written notice to Kiewit following the occurrence of any event giving rise to a right of guaranty under this Paragraph 4. Kiewit consents and agrees that this guaranty shall survive and continue in full force and effect notwithstanding any subsequent amendment or other modification of any kind of the Joint Venture Agreement (including all amendments thereto), whether or not Kiewit is a signatory to such amendment or modification.

        5.    Enforcement of Guaranty.    The parties agree that Western Minerals shall have sole responsibility and discretion in electing to enforce, and in enforcing the rights and remedies of Decker described in Paragraphs 3 and 4 above.

        6.    Right to Remove Kiewit Mining for Conduct of Kiewit.    In addition to such rights as Western Minerals may have hereafter under the Joint Venture Agreement to remove Kiewit Mining as the Manager, Western shall have the unconditional and express right to remove Kiewit Mining as the Manager on the basis of any conduct by Kiewit during its tenure as Manager under the Joint Venture Agreement which would permit or would have permitted Western to terminate Kiewit as Manager pursuant to Paragraph 10(d) of the Joint Venture Agreement, were Kiewit still the Manager thereunder.

        7.    Definitions.    In order to give effect to the preceding paragraphs, the following terms and provisions of the Joint Venture Agreement shall be deemed to have the following meanings:

          a.     "Manager" shall be deemed to mean and refer to Kiewit Mining.

          b.     Except as set forth in this Paragraph, "Peter Kiewit Sons', Inc." and "PKS" shall be deemed to mean and refer to Kiewit Mining. For the purposes of Paragraphs 8, 20(b), 20(c), 20(d) (but only the reference to "PKS entities"), 20(e) and 20(f), "Peter Kiewit Sons', Inc." and "PKS" shall be deemed to mean and refer to Kiewit.

        8.    Paragraph 10(d) Disclaimer.    The parties expressly covenant and agree that the assignment of the obligations and duties as the Manager under the Joint Venture Agreement from Kiewit to Kiewit Mining pursuant to paragraphs 1 and 2 hereof is not pursuant to or governed by Paragraph 10(d) of the Joint Venture Agreement, and that Paragraph 10(d) shall not apply thereto. Specifically, the parties agree that Kiewit shall not be required to give the notice required thereunder, that this transaction is not a resignation or removal of Kiewit for the purposes thereof, and that Kiewit Mining is not ineligible to be Manager. However, this paragraph shall be without prejudice to the rights of Western under Paragraph 6 hereof.

        9.    Continued Effect.    Except as hereinabove set forth, all other terms and provisions of the Joint Venture Agreement, including without limitation the continued ownership of Decker by Western Minerals and Wytana as co-venturers, shall remain in full force and effect.

        10.    Effective Date.    The effective date of this Agreement shall be the 1st day of January, 1982.

2

        IN WITNESS WHEREOF, Western Minerals, Inc., Wytana, Inc., Montana Royalty Company, Ltd., by and through its general partners, Peter Kiewit Sons', Inc., and Kiewit Mining & Engineering Co. have executed the foregoing Agreement effective as of the day and year above written.

ATTEST:	WESTERN MINERALS, INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
ATTEST:	WYTANA, INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
MONTANA ROYALTY COMPANY, LTD.
By its General Partners:
ATTEST:	RESOURCE DEVELOPMENT CO., INC
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
and
ATTEST:	ROSEBUD COAL SALES COMPANY
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
ATTEST:	PETER KIEWIT SONS' INC.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
ATTEST:	KIEWIT MINING & ENGINEERING CO.
/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]

3

AMENDMENT NO. 5
TO
DECKER COAL COMPANY AGREEMENT

        AGREEMENT, made this 9th day of July, 1983, between and among WESTERN Minerals Inc., an Oregon corporation ("Western"); WYTANA. INC., a Delaware corporation ("Wytana"); MONTANA ROYALTY COMPANY LIMITED (a limited partnership between Resource Development Company, Inc., a Washington corporation, and Rosebud Coal Sales Company, a Wyoming corporation, as general partners, and Peter Kiewit Sons' Co., a Nebraska corporation, and Big Horn Construction Company, a Wyoming corporation, as limited partners); and KIEWIT MINING AND ENGINEERING, CO., a Delaware corporation ("Kiewit").

RECITALS:

        A.    The parties entered into the Decker Coal Agreement (the "Joint Venture Agreement"), dated as of the 1st day of September, 1970, and amended such Agreement by a supplement dated as of January 1, 1974, by Amendment No. 2 dated as of December 1, 1977, by Amendment No. 3, dated as of August 24, 1978, and by Amendment No. 4, dated as of January 1, 1982.

        B.    The parties now desire to amend the Joint Venture Agreement to specifically provide that the joint venture may distribute to each venturer its undivided interest in selected accounts receivable acquired by the joint venture on the terms and conditions set forth herein.

        The parties therefore agree as follows:

        1.     Section 7 of the joint Venture Agreement is hereby amended by the addition of the following provisions after the last sentence thereof:

          "7.    Interest in Capital, Income and Expenses...    It is further understood that Decker shall from time to time at the request of either venturer assign to each venturer the venturer's undivided interest in any accounts receivable of Decker specified by the requesting venturer (the "receivables"), subject to the following terms and conditions:

            "(1) The assignment shall have been approved by the Management Committee;

            "(2) Consents to the assignment in form satisfactory to the Management Committee shall have been delivered by all parties to contracts and agreements giving rise to the receivables or which have responsibility for payment of the receivables;

            "(3) The requesting venturer shall indemnify Decker from and with respect to all losses, damages, costs, liabilities, attorneys' fees and interest incurred by Decker by reason of or arising from the assignment;

            "(4) Decker shall retain the sole and exclusive right to collect the receivables, settle disputed accounts, waive or extend payment or other performance, institute any action to compel collection and defend any action which could affect collectibility. All contracts underlying the receivables shall remain the property of Decker;

            "(5) The assignment shall create no warranty of any kind on the part of Decker, express or implied, as to the collectibility or any other aspect of the receivables and the assignee shall take the receivables subject to all claims and defenses of any party, including retroactive price adjustments;

            "(6) There shall be no subsequent assignment, pledge, or encumbrance of the receivables or any portion thereof by an assignee except to a corporation or entity which is wholly owned, directly or indirectly, by NERCO, INC., an Oregon corporation, or Peter Kiewit Sons' Inc., a Delaware corporation, as the case may be, and such restriction shall be noted on the instrument by which the receivables are assigned;

            "(7) The Manager will distribute pro rata to the assignees or their permitted assigns, all amounts collected by Decker against the receivables."

        IN WITNESS WHEREOF, Wytana, Western, Montana Royalty Company (by its general partners), and Kiewit Mining have executed the foregoing Amendment No. 5 effective as of the day and year first written above.

WYTANA, Inc., a Delaware corporation
By	/s/ [ILLEGIBLE]
WESTERN MINERALS INC., an Oregon corporation
By	/s/ [ILLEGIBLE]
MONTANA ROYALTY COMPANY LIMITED a limited partnership
By	/s/ [ILLEGIBLE]
RESOURCE DEVELOPMENT COMPANY, INC a Washington corporation
By	/s/ [ILLEGIBLE]
ROSEBUD COAL SALES COMPANY a Wyoming corporation
KIEWIT MINING & ENGINEERING, CO., a Delaware corporation
By	/s/ [ILLEGIBLE]

2

AMENDMENT NO. 6
TO
DECKER COAL COMPANY AGREEMENT

        AGREEMENT, made this 7th day of May, 1985, between and among WESTERN MINERALS, INC., an Oregon corporation ("Western"), and WYTANA, INC., a Delaware corporation ("Wytana"). Western and Wytana are each hereinafter sometimes referred to individdually as "venturer" and collectively as "venturers".

RECITALS:

        A.    The venturers entered into the Decker Coal Agreement (the "Joint Venture Agreement"), dated as of the 1st day of September, 1970, and amended such Agreement by a supplement dated as of January 1, 1974, by Amendment No. 2 dated as of December 1, 1977, by Amendment No. 3, dated as of August 24, 1978, by Amendment No. 4, dated as of January 1, 1982, and by Amendment No. 5, dated July 9, 1983.

        B.    The venturers now desire to amend the Joint Venture Agreement to [ILLEGIBLE] for the designation of Wytana as [ILLEGIBLE] for the joint venture "Decker Coal".

        The venturers therefore agree as follows:

        Section 10. Decker Coal Management, of the Joint Venture Agreement shall be amended by adding subsection "(f)" immediately following the last sentence of subsection (e). Said additional subsection reads in its entirety as follows:

  "(f)
  For United States Federal Income Tax purposes, Wytana is designated as the Tax Matters Partner of Decker Coal as defined in Section 6231(a) (7) of the Internal Revenue Code."

        IN WITNESS WHEREOF, Wytana and Western have executed the foregoing agreement effective as of the day and year first written above.

ATTEST:		WESTERN MINERALS, INC., an Oregon corporation
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Secretary	Its:	Chief Exec Officer
ATTEST:		WYTANA, INC., a Delaware corporation
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Secretary	Its:	President

AMENDMENT NO. 7
TO
DECKER COAL COMPANY AGREEMENT

        AGREEMENT, made as of this 1st day of January, 1989, between WESTERN MINERALS, INC., an Oregon corporation ("Western"), and KIEWIT MINING GROUP, INC., a Delaware corporation ("KMG"). Western and KMG are each hereinafter sometimes referred to individually as "venturer" and collectively as "venturers".

RECITALS:

        A.    The venturers entered into the Decker Coal Agreement (the "Joint Venture Agreement"), dated as of the 1st day of September, 1970, and amended such Agreement by a supplement dated as of January 1, 1974, by Amendment No. 2 dated as of December 1, 1977, by Amendment No. 3, dated as of August 24, 1978, by Amendment No. 4, dated as of January 1, 1982, by Amendment No. 5, dated July 9, 1983, and by Amendment No. 6, dated May 7, 1985.

        B.    The venturers now desire to amend the Joint Venture Agreement to extend the term of the Joint Venture Agreement and Decker Coal Company to December 31, 2030.

        The venturers therefore agree as follows:

        1.     Section 6 (a) of the Joint Venture Agreement shall be amended to read in its entirety as follows:

          "6(a)  The term of this Agreement and the Decker Coal Company venture shall be for a period of 42 years from January 1, 1989 or until the venturers mutually agree to terminate the venture and this Agreement, whichever event shall first occur. The chief executive officers of the venturers or their representatives shall meet prior to the expiration of each succeeding 5-year period during the continuance of this Agreement for the purpose of determining whether to terminate the venture and this Agreement."

        2.     Except as modified by this seventh amendment, the Joint Venture Agreement, as previously amended, is hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, KMG and Western have executed the foregoing agreement effective as of the day and year first written above.

ATTEST:		WESTERN MINERALS, INC., an Oregon corporation
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Vice President	Its:	President
ATTEST:		KIEWIT MINING GROUP INC. a Delaware corporation
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Vice President	Its:	Senior Vice President

028.MG8

AMENDMENT NO. 8
TO
DECKER COAL COMPANY AGREEMENT

        AGREEMENT, made as of the 1st day of January, 1989, between and among WESTERN Minerals, Inc., an Oregon corporation ("Western"); KIEWIT MINING GROUP, INC., a Delaware corporation ("KMG"); and MONTANA ROYALTY COMPANY LIMITED, a limited partnership between Resource Development Company, Inc., a Washington corporation, and Rosebud Coal Sales Company, a Wyoming corporation, as general partners, and Peter Kiewit Sons' Co., a Nebraska corporation, as a limited partner ("Montana Royalty").

RECITALS

        A.    Western, KMG, and Montana Royalty are parties to the Decker Coal Company Agreement, dated as of the 1st day of September, 1970, as amended by a supplement dated as of January 1, 1974, by Amendment No. 2 dated as of December 1, 1977, by Amendment No. 3, dated as of August 24, 1978, by Amendment No. 4, dated as of January 1, 1982, by Amendment No. 5, dated as of July 9, 1983, by Amendment No. 6, dated as of May 7, 1985 and by Amendment No. 7, dated as of January 1, 1989 (the Decker Coal Company Agreement as so amended being hereinafter referred to as the "Joint Venture Agreement").

        B.    The parties now desire to amend the Joint Venture Agreement to provide for the establishment and maintenance by Decker Coal Company of a segregated fund for the sole purpose of funding a portion of Decker Coal Company's final mine reclamation costs on the terms and conditions set forth herein.

        The parties therefore agree as follows:

AGREEMENT

        Section 11 of the Joint Venture Agreement shall be amended to read in its entirety as follows:

          "11.    Reclamation.    Notwithstanding the second to the last sentence of Section 12 of the Joint Venture Agreement, which provides for the distribution to the venturers on a monthly or more frequent basis of cash in excess of $10,000, reclamation at the Decker Properties shall be carried out in accordance with the following:

            (a)   Subject to the direction of the Management Committee over reclamation, the Manager shall have sole authority to supervise, control and direct all Decker Coal activities related to reclamation of stripped lands and maintenance of the environment, including the establishment of policies, representation before courts or governmental regulatory agencies, and actual implementation of such policies.

            (b)   Decker Coal shall maintain a segregated fund (the "Reclamation Fund") to finance a portion of "final mine reclamation" at the Decker mine in Big Horn County, Montana (the "Mine"). For purposes of this Agreement, "final mine reclamation" shall mean those activities described on Attachment A attached hereto and incorporated herein by this reference.

            (c)   Commencing on or before June 1, 1989 and on or before each January 15 thereafter until the Management Committee shall otherwise agree, Decker Coal shall make an annual deposit in the Reclamation Fund in the amount of $3,000,000 unless the Management Committee, after first reviewing the projected rate of production at the Mine, the then current "Annual Study of Mine Reclamation" with respect to the Mine and any recommendations of the Manager with respect to the amount that the Manager believes should be deposited in the

1

    Reclamation Fund, decides upon a deposit for such year in an amount other than $3,000,000, which amount may exceed $3,000,000 or be any amount less than $3,000,000, including zero.

            (d)   Subject to the provisions of Sections 12 and 17 hereinafter, the Management Committee and the Manager shall manage the assets of Decker Coal so as to assure that, notwithstanding the second to the last sentence of Section 12 of the Joint Venture Agreement, on the due date of the annual deposit to the Reclamation Fund Decker Coal has on hand funds sufficient to make the required deposit, which amount shall be $3,000,000 unless and until the Management Committee decides on a different annual deposit in accordance with the provisions of subsection (c), above.

            (e)   The amounts deposited in the Reclamation Fund and all earnings thereon shall be held exclusively in the name of Decker Coal Company. The Reclamation Fund shall be managed and invested by the Management Committee, an investment committee ("Investment Committee") and the Manager as follows:

              (i)    The Investment Committee shall be appointed by the Management Committee and shall be comprised of at least one member of the Management Committee who serves as a representative of Western (or his designee) and at least one member of the Management Committee who serves as a representative of KMG (or his designee). The Investment Committee shall be responsible for overseeing the management of the Reclamation Fund by the Manager. The Investment Committee shall from time to time determine asset allocation and investment guidelines with respect to the Reclamation Fund and shall determine the necessity or desirability of appointing a trustee, money manager or other agent to assist or advise the Manager in the management or investment of funds on deposit in the Reclamation Fund.

              (ii)   The Manager shall manage the Reclamation Fund. The Manager, subject to the recommendations of the Investment Committee shall establish a Reclamation Fund Account and shall invest the funds on deposit. The Manager shall report to the Investment Committee not less frequently than monthly on the status of the investment of funds on deposit in the Reclamation Fund.

            (f)    The amounts deposited in the Reclamation Fund and all earnings thereon shall be dedicated to the funding of a portion of final mine reclamation at the Mine. The Manager shall be given authority to disburse funds from the Reclamation Fund to pay only the costs of final mine reclamation incurred on or after January 1, 2000 and only upon the receipt of written instructions signed by at least one member of the Management Committee who serves as a representative of Western and at least one member of the Management Committee who serves as a representative of Kiewit. All reclamation costs incurred prior to January 1, 2000, and reclamation costs incurred after January 1, 2000 to the extent they exceed the funds available in the Reclamation Fund, shall be paid as provided in Sections 12 and 17.

            (g)   The Management Committee may cause Decker Coal to enter into any and all agreements required or requested by the Manager with respect to the management or investment of funds on deposit in the Reclamation Fund provided that the same do not conflict with the terms of this Agreement and are deemed by the Management Committee to be on reasonable terms and conditions. Such terms and conditions shall require any money managers or other agents to provide directly to the Investment Committee, copies of all correspondence, reports and other documents which are provided by such money manager or agent to Decker Coal.

            (h)   Upon the completion of final mine reclamation at the Mine or at such other time as may be determined by the Management Committee, the Management Committee may cause

2

    the disbursement to the venturers of any excess funds remaining in the Reclamation Fund by delivery to the Manager of written instructions executed by at least one member of the Management Committee who serves as a representative of Western and at least one member of the Management Committee who serves as a representative of Kiewit.

            (i)    Notwithstanding anything contained herein apparently to the contrary, any and all expenses incurred by the Manager in connection with reclamation of stripped lands and maintenance of the environment, including the establishment of policies, representation before courts or governmental regulatory agencies, and actual implementation of such policies, shall be reimbursed to it by Decker Coal. The Manager shall be entitled to receive disbursements from the Reclamation Fund for such cash costs only to the extent they constitute cash costs for final mine reclamation at the Mine and only to the extent of any shortfall in Decker Coal operating cash flow (after final mine reclamation costs) during the calendar year in which such cash costs are incurred. The Manager shall account for all such cash costs in the same manner as set forth in Section 12 hereinafter. With respect to those cash costs that constitute expenses reimbursable out of the Reclamation Fund for final mine reclamation at the Mine, at least one member of the Management Committee who serves as a representative of Western and at least one member of the Management Committee who serves as a representative of Kiewit shall promptly execute written instructions providing for the reimbursement of the Manager therefor from the Reclamation Fund."

Except as hereby amended, all other terms and provisions of the Joint Venture Agreement shall remain in full force and effect.

3

        IN WITNESS WHEREOF, Western, KMG, and Montana Royalty (by its general partners) have executed the foregoing Amendment No.     effective as of the day and year first written above.

ATTEST:		WESTERN MINERALS, INC. an Oregon corporation
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Vice President	Its:	President
ATTEST:		KIEWIT MINING GROUP, INC. a Delaware corporation
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Vice President	Its:	Senior Vice President
ATTEST:		MONTANA ROYALTY COMPANY. LTD.
By its General Partners:
RESOURCE DEVELOPMENT CO., INC.
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Vice President	Its:	President
and
ROSEBUD COAL SALES COMPANY
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Vice President	Its:	President

4

ATTACHMENT A

Final Mine Closure, Reclamation, and
Other Environmental Related Activities

1.
Final Pit Closure—All costs associated with bringing the final mining pit to the elevation shown on the approved post-reclamation surface contour map.

2.
Ramp Closure—All costs associated with bringing the ramp areas to the elevation shown on the approved post-reclamation contour map. Typically, drainages are routed through ramps.

3.
Soil Removal—All costs associated with removal of soil associated with final closure.

4.
Soil Application—All costs associated with soil application associated with final closure.

5.
Facility Decommissioning—All costs associated with demolition and disposal of office, shop, and support buildings, and removal and disposal of fences, pavement, power poles, tanks, and other

6.
Revegetation—All costs associated with revegetation during closure, including seed, seeding, mulching and fertilization.

7.
Post-Mining Monitoring—All costs associated with monitoring activities during and after closure activities. This includes monitoring of soils, vegetation, hydrology, wildlife, overburden, and groundwater.

8.
Supervisory, General, and Administrative costs associated with items 1-7 above.

9.
Bonding costs associated with items 1-7 above.

10.
All other final reclamation activities which may become necessary in order to close the mine and secure the release of the bond.

AMENDMENT NO. 9
TO
DECKER COAL COMPANY AGREEMENT

        THIS AGREEMENT is made as of the            day of                        , 1998, by and between KENNECOTT ENERGY COMPANY, a Delaware corporation, as successor-in-interest to WESTERN MINERALS, INC. A Delaware corporation (hereinafter, "Kennecott"); KIEWIT MINING GROUP, INC., a Delaware corporation (hereinafter, "Kiewit Mining"); and MONTANA ROYALTY COMPANY LIMITED, a limited partnership between RESOURCE DEVELOPMENT COMPANY, INC., a Washington corporation and ROSEBUD COAL SALES COMPANY, a Wyoming corporation, as general partners, and, PETER KIEWIT SONS' CO., a Nebraska corporation as a limited partner (hereinafter, "Montana Royalty").

Recitals

        1.     Kennecott, Kiewit Mining and Montana Royalty (hereinafter collectively referred to as "the Parties" or "Party") are parties to the Decker Coal Company Agreement, dated September 1, 1970 and amended as follows:

  amended by the Supplement to Decker Coal Company Agreement, dated January 1, 1974;
  amended by   Amendment No. 2 to Decker Coal Company Agreement, dated December 1, 1977;
  amended by   Amendment No. 3 to Decker Coal Company Agreement, dated August 24, 1978;
  amended by   Amendment No. 4 to Decker Coal Company Agreement, dated January 1, 1982;
  amended by   Amendment No. 5 to Decker Coal Company Agreement, dated July 9, 1983;
  amended by   Amendment No. 6 to Decker Coal Company Agreement, dated May 7, 1985;
  amended by   Amendment No. 7 to Decker Coal Company Agreement, dated January 1, 1989; and,
  amended by   Amendment No. 8 to Decker Coal Company Agreement, dated January 1, 1989;

(hereinafter collectively referred to as "The Decker Coal Company Agreement").

        2.     The Parties now desire to delete Sections 11.(c) and 11.(d) of the Decker Coal Company Agreement, as amended, in order to utilize instruments of surety to assure funds are availability for the final reclamation of Decker Coal Company's mining site and facilities. Said surety instruments shall be of a cash value commensurate with each Party's proportionate share of the final reclamation cost estimate as developed by the Manager and approved by the Management Committee. The surety instruments shall replace and substitute for assets currently held in the Reclamation account.

        2.1   Each Party shall provide a surety instrument to the Manager in an amount equal to or greater than their proportionate share of the dollar amount required to fund the final reclamation expenditures assuming the cost and timing criteria developed by the Manager and approved by the Management Committee.

        2.2   The Reclamation Fund Manager shall liquidate the investment held by the Reclamation Funds. After all funds from that liquidation are received, the Manager shall be distributed the funds to the Parties having provided surety instruments, proportionately in accordance with their interest in Decker Coal Company.

        2.3   The parties hereto find it in their best and mutual interests to amend the Decker Coal Agreement to so provide.

1

        NOW THEREFORE, in consideration of the foregoing representations, which are hereby made a part of this Agreement, and in consideration of the mutual benefits, promises, conditions and covenants hereinafter set forth, it is mutually agreed between the parties as follows:

Agreement

        Sections 11.(b), 11.(c), and 11.(d) of the Decker Coal Company Agreement, as amended by Amendment No. 8, shall be amended to read in their entirety as follows:

          *11.(b)    Reclamation Fund.    The reclamation fund created by Amendment 8 shall be replaced by surety instruments in the following manner:

            (i)    Surety Amount.    On or before December 31, 1998 and on or before December 1 each year thereafter, or until otherwise agreed, the Management Committee shall determine the total dollar amount that shall be required to fund the final mine reclamation and the expected timing of the final reclamation of the Decker Coal Company mining sites and facilities. For purposes of this Agreement, "final mine reclamation" shall mean those activities described on Attachment A to Amendment No.8 to the Decker Coal Company Agreement. The estimate of required funds shall be stated in constant dollars terms. The surety amount shall equal the initial investment that, if made on January 1 of the following year and grow in value at an after-tax rate of three percent (3%) annually, would supply the necessary money to fund the final mine reclamation in the year(s) estimated by the Management Committee.

            (ii)    Surety Instruments.    On or before March 1, 1999 and on or before March 1 each year thereafter, the Parties shall either; 1) amend the existing surety instrument to the revised surety amount, or 2) deliver to the Manager a Surety Instrument with a value equal or greater than their proportionate share of the surety amount as described in 11.(b)(i) above.

            (iii)    Surety Instrument Criteria.    A surety instrument utilized to satisfy yearly submissions of the required surety amount shall meet the following criteria:

              (a)   The surety instrument must be a letter of credit or surety bond; and,

              (b)   except in the event that the surety is returned to the issuing financial institution, the surety instrument must be irrevocable; and,

              (c)   the issuer of the surety instrument must be a financial institution with a credit rating of at least A, as shown by current rating information from Moody's Investor Services or Standard & Poor's; and,

              (d)   the surety instrument must contain the following information: (i)                         , (ii)                          , (iii)                          ; and,

              (e)   the surety instrument must include the Decker Coal Company and the other Party as named beneficiaries.

            (iv)    Amendment of Surety Instrument.    When the value of a surety instrument is less than the surety amount established by the Management Committee for the current year, then such surety instrument shall be amended to an amount equal to or greater than the current year surety amount defined in 11.(b)(i) above. If required, Surety instruments shall be amended on or before March 1st of each year.

            (v)    Notification of Non-Compliance.    If a surety instrument or the issuer of said surety instrument no longer meets the criteria of subparagraph 11.(b)(ii)(iv)(v) set forth above, then the Manager, or the other Party if the Manager is not in compliance, shall send written notification of non-compliance to all parties by certified U.S. mail.

2

            (vi)    Failure to Cure.    If a Party receives a notification of non-compliance and fails to cure within thirty (30) days in the manner specified above, then the Manager shall demand and draw payment under the surety instrument in accordance with subparagraph 11.(b) (v), set forth below. Forfeiture of a surety instrument does not relieve the non-compliant Party of its responsibility to fund its proportionate share of final mine reclamation expenditures.

            (vii)    Demand for Payment under Surety Instrument.    Demand for payment shall be made to the issuer of the surety instrument in writing by the Manager or the beneficiaries, and shall include a verified statement that the Party posting the surety instrument has not adequately amended its surety instrument or made a cash contribution equal to the amount required to cure.

            (viii)    Payment or Renewal of Surety Instrument.    Any demand for payment by the Manager or, a beneficiary, which does not comply with the requirements of subparagraph 11.(b)(v), shall not be honored by the issuer of the surety. If payment of the required cash value, or, amendment/renewal of the surety instrument, occurs within thirty (30) days of receipt of notification of non-compliance pursuant to subparagraphs 11.(d)(vii), set forth above, then there shall be no right to draw or demand payment under the surety instrument.

            (ix)    Beneficiaries.    The surety instrument shall name the Decker Coal Company Reclamation Fund and, the other Party, as beneficiaries; and, shall be payable to the reclamation fund or the beneficiaries within ten days of issuer's receipt of a demand for payment.

          11.(c)    Distribution of Assets from Reclamation Fund.

            (i)    Liquidation of Holdings.    The Reclamation Fund Manager shall by February 1, 1999 confirm that the Parties have supplied accepted Surety Instruments in the value required. By March 1, 1999, the Reclamation Fund Manager for the percentage of which Surety Instruments meeting the criteria defined in 11.(b) (iii) shall convert tht percentage of the assets held by the Reclamation fund into cash by March 1, 1999.

            (ii)    Distribution to Parties.    By March 15, 1999, the Reclamation Fund Manager shall distribute the cash from the liquidation of holding to the Parties that have submitted Surety Instruments meeting the criteria defined in 11.(b)(iii) above.

            (iii)    Future Reclamation Fund Holdings.    If the Manager calls upon a Surety Instrument as allowed in 11.(b)(xx), and receives funds from the issure of the Surety Instruments, such funds shall be deposited into the Reclamation Fund and remain in the fund until required to fund final mine reclamation.

            (iv)    Allocation of Taxable Earnings.    Taxable earnings on funds reimbursed from the reclamation account shall be allocated in proportion to the account balances on the date that the income was earned. Pro rata allocations of funds due to each party shall be computed by the reclamation fund manager. All state and federal taxes assessed, required to be assessed, or, otherwise resulting from allocation of the funds and/or withdrawal of monies from the reclamation account, shall be paid by the responsible party in accordance with the Federal Internal Revenue Code and applicable state tax codes in effect at the time of any withdrawal of funds from the account.

3

        Except as hereby amended, all other terms, conditions and provisions of the Decker Coal Agreement, as amended shall remain in full force and effect. IN WITNESS WHEREOF, Kennecott, Kiewit Mining and Montana Royalty have executed the foregoing Amendment No. 9 to Decker Coal Agreement, effective as of the day and year first written above.

ATTEST:	KENNECOTT ENERGY COMPANY a Delaware corporation
By:	By:
Its:	Its:
ATTEST:	KIEWIT MINING COMPANY, INC. a Delaware corporation
By:	By:
Its:	Its:
ATTEST:	MONTANA ROYALTY COMPANY, INC. a limited partnership
By:	By:
Its:	Its:

4

AMENDMENT NO. 10
TO
DECKER COAL COMPANY AGREEMENT

        Amendment No. 10 (this "Amendment") to AGREEMENT, made as of the 1st day of January, 1999, between and among WESTERN MINERALS, INC., an Oregon corporation ("Western"); KCP INC., a Delaware corporation ("KCP"); and MONTANA ROYALTY COMPANY LIMITED, a limited partnership between Resource Development Company, Inc. a Washington corporation, and Rosebud Coal Sales Company, a Wyoming corporation, as general partners, and Whitney Holding Corp., a Nebraska corporation, as a limited partner ("Montana Royalty"). For purposes of this Amendment only, "Party" shall refer to Western and KCP only, and not to Montana Royalty.

RECITALS

        A.    Western, KCP, and Montana Royalty are parties to the Decker Coal Company Agreement, dated as of the 1st day of September, 1970, as amended by a supplement dated as of January 1, 1974, by Amendment No. 2 dated as of December 1, 1977, by Amendment No. 3, dated as of August 24, 1978, by Amendment No. 4, dated as of January 1, 1982, by Amendment No. 5, dated as of July 9, 1983, by Amendment No. 6, dated as of May 7, 1985, by Amendment No. 7, dated as of January 1, 1989, by Amendment No. 8, dated as of January 1, 1989 ("Amendment 8"), and by Amendment No. 9, dated as of December 13, 1990 (the Decker Coal Company Agreement as so amended being hereinafter referred to as the "Joint Venture Agreement").

        B.    Western, KCP and Montana Royalty now desire to amend the Joint Venture Agreement to provide for the funding of the reclamation fund established under Section 11 of the Joint Venture Agreement through delivery of letters of credit.

        The parties therefore agree as follows:

AGREEMENT

        Section 11(b), Section 11(c), and Section 11 (d) of the Joint Venture Agreement shall be amended and restated to read in their entirety as follows:

          (b)   Decker Coal shall maintain a segregated fund (the "Reclamation Fund") to finance a portion of "final mine reclamation" at the Decker mine in Big Horn County, Montana (the "Mine"). For purposes of this Agreement, "final mine reclamation" shall mean those activities described on Attachment A attached to Amendment 8 and incorporated herein by this reference. Decker Coal shall maintain on its books and records a separate subaccount of the Reclamation Fund for each Party (a "Subaccount"). The Manager shall credit to each Party's Subaccount: (1) cash contributed by such Party to the Reclamation Fund, (ii) investments, at current fair market value, of Funds contributed by such Party to the Reclamation Fund, and (iii) the face amount of any Qualified Letter of Credit issued for the account of the Party and held by the Manager for use in the Reclamation Fund. A Qualified Letter of Credit shall be an irrevocable letter of credit (A) issued by a commercial bank organized in the United States having capital and surplus in excess of $500,000,000, (B) issued for the account of a Party and the benefit of Decker Coal Company, (C) having a term of at least one year from the date of issuance, (D) otherwise substantially in the form of Exhibit A hereto and (E) dated not later than the date of delivery of the letter of credit to the Manager.

          (c)   (i) Each Party must maintain at all times a total amount credited to its Subaccount equal to or exceeding the Required Amount. The Required Amount for each Party for any year shall be the amount set forth for the Party for that year at Schedule A hereto The Required Amount for any year is intended to be an amount, when invested in that year in U. S. government securities of

1

  appropriate maturities, sufficient to fund that Party's share of the remaining negative cash flows expected to result from expenditures for final reclamation costs. On or before November 1 of each year beginning November 1, 2000, the Manager shall review its projection of final mine reclamation costs and recommend to the Management Committee whether Schedule A should be amended to require additional funding or to reduce required levels of funding in anticipation of an increase or decrease in final mine reclamation costs, rates of inflation or rates of return on U.S. government securities. The Management Committee shall determine, on or before December 31 of each such year, whether to so amend Schedule A. Any such amendment to Schedule A shall take effect on March 1 of the next calendar year. If the Management Committee does not approve such an amendment by December 31, Schedule A as then in effect shall continue to apply for purposes of determining the Required Amount for the next calendar year.

          (ii)   On or before January 31 of each year beginning January 31, 1999, the Manager shall send to each Party a notice which sets forth (A) the Required Amount for that year, as determined in accordance with Section 11 (c)(i), (B) the amount credited to the Subaccount of each Party as of December 31 of the previous year, (C) the allocation of such amounts between cash held in the Reclamation Fund, investments held in the Reclamation Fund and any Qualified Letters of Credit, and (D) the additional amount, if any, required to be credited to the Subaccount of each Party not later than March 1 of that calendar year, as provided in Section 11(c)(iii).

          (iii)  If the Required Amount is increased from the Required Amount for the previous year pursuant to Section 11(c)(i), each Party will fund the corresponding increase in the Required Amount before March 1 through additional contributions of cash to the Reclamation Fund and/or substitution of a substitute Qualified Letter of Credit. If a Party has not funded the increase in the Required Amount on or before March 1 the Manager shall promptly provide written notice of such failure to each Party. The Manager shall draw upon any Qualified Letter of Credit issued for the account of the Party in full if the Party fails, on or before March 15, to so contribute or commit the additional Required Amount to the Reclamation Fund as a result of any annual adjustment of Schedule A.

          (iv)  Each Party shall be entitled at any time, but not more than twice in any calendar year, to withdraw from the Reclamation Fund any cash or investments credited to its Subaccount to the extent that the total amount credited and committed to its Subaccount exceeds the then applicable Required Amount. A Party may request a withdrawal from the Reclamation Fund by delivery to the Manager of a notice which sets forth a request for withdrawal, and the Manager shall deliver such funds to the Party within 10 business days of receipt of the request.

          (v)   If a Party has delivered a Qualified Letter of Credit in satisfaction of its obligation under Section 11(c)(i), the Party must deliver to the Manager for credit to its Subaccount at least 30 calendar days before the expiration of that Qualified Letter of Credit, cash and/or a substitute Qualified Letter of Credit in an amount sufficient to maintain a credit to its Subaccount of the Required Amount. If a Party fails to so deliver cash and/or substitute Qualified Letter of Conduct, the Manager shall promptly provide notice of such failure to each Party. If the Party fails to deliver cash and/or a substitute Qualified Letter of Credit by the 15th day before the expiration of the Qualified Letter of Credit, the Manager shall draw the full amount of the Qualified Letter of Credit in accordance with Section 11(d)(iii). Each Party shall be entitled at any time to the return of any Qualified Letter of Credit held by the Manager for credit to its Subaccount if it delivers to the Manager cash or a substitute Qualified Letter of Credit in an amount sufficient to maintain a credit to its Subaccount of an amount at least equal to the then applicable Required Amount. Upon tender of such cash or substitute Qualified Letter of Credit, the Manager shall promptly deliver the original Qualified Letter of Credit to the Party.

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          (d)   (i) If the Manager has authority to withdraw funds from the Reclamation Fund pursuant to Section 11(f) or 11(i), the Manager shall withdraw equal amounts credited to the Subaccounts of each Party. The Manager shall first withdraw any cash held in the Reclamation Fund and credited to that Subaccount. If any cash held in the Reclamation Fund and credited to a Party's Subaccount is not sufficient to fund the Party's share of the withdrawal, the Manager shall promptly provide notice of such failure to each Party. If by the 15th day following the notification, the Party fails to deliver the required cash amount, the Manager shall draw upon the Qualified Letter of Credit to the extent of the insufficiency.

          (ii)   Notwithstanding any other provision of this Section 11, if at any time the amount credited to a Party's Subaccount is less than the Required Amount, the Manager shall draw in full upon any Qualified Letter of Credit issued for the account of the Party, and deposit such funds in the Reclamation Fund for credit to the Subaccount of the Party.

          (iii)  The Manager shall draw the full amount of the Qualified Letter of Credit issued for the account of a Party and deposit those funds into the Reclamation Fund for credit to the Subaccount of the Party if at any time any of the following events shall have occurred:

    (a)
    a Party shall (i) become insolvent, (ii) made an assignment for the benefit of creditors, (iii) have filed a voluntary petition in bankruptcy, (iv) have had filed against it an involuntary petition in bankruptcy, or (v) have requested the appointment of a trustee or a receiver to manage its affairs;

    (b)
    the issuer of the Qualified Letter of Credit shall fail to qualify as a Qualified Bank; or

    (c)
    a substitute Qualified Letter of Credit shall not have been delivered to the Manager at least 15 days prior to the expiration of the then outstanding Qualified Letter of Credit.

          (iv)  Notwithstanding any other provision of this Agreement, funds on deposit in the Reclamation Fund shall be considered to be the assets of Decker Coal Company, and not the separate assets of any Party.

          (v)   All taxable income and loss attributable to the funds held in a Subaccount of the Reclamation Fund shall be specially allocated to the Party for whom the Subaccount was established.

          (vi)  In the event that there exists at any time a shortfall with respect to a Party's Subaccount, the Manager shall withhold funds otherwise distributable to the Party pursuant to this Agreement, and to deposit such funds in the in the Reclamation Account for credit to the Subaccount of such Party. The Manager, in addition to withholding such funds, shall be entitled to pursue any other remedies provided in this Agreement or applicable law in the event of any such shortfall.

          (vii) Any notice of failure to timely deliver cash and/or a substitute Qualified Letter of Credit pursuant to Section 11(c)(iii) or 11(c)(v) shall describe the failure, set forth the Manager's intention to draw on the Qualified Letter of Credit at the time specified therein, and state the date that the draw is to be effective.

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        IN WITNESS WHEREOF, the parties have executed the foregoing Amendment No. 10 effective as of the day and year first written above.

ATTEST:	WESTERN MINERALS, INC. an Oregon corporation
By:	By:	/s/ [ILLEGIBLE]
Its:	Its:	President
ATTEST:	KCP, INC. a Delaware corporation
By:	By:	/s/ Christopher J. Murphy Christopher J. Murphy
Its:	Its:	Authorized Representative
ATTEST:	MONTANA ROYALTY COMPANY, LTD.
By:	By:	/s/ Christopher J. Murphy Christopher J. Murphy
Its:	Its:	Authorized Representative
and
ATTEST:	ROSEBUD COAL SALES COMPANY
By:	By:	/s/ Christopher J. Murphy Christopher J. Murphy
Its:	Its:	Authorized Representative

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AMENDMENT NO. 10—SCHEDULE A

DECKER COAL COMPANY

1996 LIFE OF MINE STUDY—CASE 6—1997 KENNECOTT UPDATE

ESTIMATE OF RECLAMATION REQUIRED AMOUNT FOR THE PARTNERS

INFLATION RATE: 2.000%

YEAR	OPERATING INCOME	PLUS: DEPRECIATION	PLUS: CASH RECLAMATION COSTS	COMBINED CASHFLOW TO PARTNERS	NEGATIVE ASH FLOWS	NEGATIVE CASH FLOWS INFLATED	INFLATION FACTOR @ 2.00%	REQUIRED AMOUNT @ 6.00%	EACH PARTNER REQUIRE AMOUNT 6.00%
1999	25,574	7,552	(1,206)	31,920	—	—	1.00995	$61,000	$30,500
2000	26,647	7,194	(528)	33,313	—	—	1.03015	$61,000	$30,500
2001	21,322	6,506	(591)	27,237	—	—	1.05075	$61,000	$30,500
2002	23,645	6,185	(596)	29,234	—	—	1.07177	$61,000	$30,500
2003	21,044	5,482	(606)	25,920	—	—	1.09320	$61,000	$30,500
2004	21,075	5,179	(2,773)	23,481	—	—	1.11507	$61,000	$30,500
2005	6,746	4,465	(6,849)	4,362	—	—	1.13737	$61,000	$30,500
2006	(2,612)	3,914	(6,884)	(5,582)	(5,582)	(6,476)	1.16012	$61,000	$30,500
2007	(100)	3,705	(5,401)	(1,796)	(1,796)	(2,125)	1.18332	$61,000	$30,500
2008	561	3,616	(6,292)	(2,115)	(2,115)	(2,553)	1.20698	$61,000	$30,500
2009	569	3,617	(6,386)	(2,200)	(2,200)	(2,708)	1.23112	$61,000	$30,500
2010	785	3,617	(6,580)	(2,178)	(2,178)	(2,735)	1.25575	$61,000	$30,500
2011	776	3,525	(7,681)	(3,380)	(3,380)	(4,329)	1.28086	$61,000	$30,500
2012	274	3,444	(5,575)	(1,857)	(1,857)	(2,426)	1.30648	$61,000	$30,500
2013	1,242	3,273	(2,018)	2,497	—	—	1.33261	$62,000	$31,000
2014	278	3,310	(1,812)	1,776	—	—	1.35926	$66,000	$33,000
2015	(200)	—	(4,050)	(4,250)	(4,250)	(5,892)	1.38645	$70,000	$35,000
2016	(200)	—	(13,205)	(13,405)	(13,405)	(18,957)	1.41417	$67,000	$33,500
2017	(200)	—	(13,938)	(14,138)	(14,138)	(20,393)	1.44246	$51,000	$25,500
2018	(200)	—	(8,958)	(9,158)	(9,158)	(13,474)	1.47131	$33,000	$16,500
2019	(200)	—	(7,723)	(7,923)	(7,923)	(11,890)	1.50073	$20,000	$10,000
2020	(200)	—	(763)	(963)	(963)	(1,474)	1.53075	$9,000	$4,500
2021	(200)	—	(763)	(963)	(963)	(1,504)	1.56136	$8,000	$4,000
2022	(200)	—	(763)	(963)	(963)	(1,534)	1.59259	$7,000	$3,500
2023	(200)	—	(763)	(963)	(963)	(1,564)	1.62444	$6,000	$3,000
2024	(200)	—	(763)	(963)	(963)	(1,596)	1.65693	$4,000	$2,000
2025	(200)	—	(763)	(963)	(963)	(1,628)	1.69007	$3,000	$1,500

TOTAL	145,626	74,584	(114,230)	105,980	(73,760)	(103,258)

Assumptions:

  1)
  Use Case 6, 1996 Life of Mine Study as updated in 1997 for Kennecott.

  2)
  Use mid-year convention for computing inflation factors.

  3)
  Assume positive cashflows will be distributed to the parties.

  4)
  Negative cashflows represent cash calls to the partners and won't be funded by operations.

  5)
  Required Amount should cover negative cashflows adjusted for inflation.

AMENDMENT NO. 11
TO
DECKER COAL COMPANY AGREEMENT

        Amendment No. 11 (this "Amendment") to JOINT VENTURE AGREEMENT, made as of the 9th day of April 2002, between and among WESTERN MINERALS, INC., an Oregon corporation ("Western"); KCP INC., a Delaware corporation ("KCP"); and MONTANA ROYALTY COMPANY LIMITED, a limited partnership among Resource Development Company, Inc. a Washington corporation, and Rosebud Coal Sales Company, a Wyoming corporation, as general partners, and Whitney Holding Corp., a Nebraska corporation, as a limited partner ("Montana Royalty"). For purposes of this Amendment only, "Party" and "Parties" shall refer to Western and KCP only, and not to Montana Royalty.

RECITALS

        A.    Western, KCP, and Montana Royalty are parties to the Decker Coal Company Agreement, dated as of the 1st day of September, 1970, as amended by a supplement dated as of January 1, 1974, by Amendment No. 2 dated as of December 1, 1977, by Amendment No. 3, dated as of August 24, 1978, by Amendment No. 4, dated as of January 1, 1982, by Amendment No. 5, dated as of July 9, 1983, by Amendment No. 6, dated as of May 7, 1985, by Amendment No. 7, dated as of January 1, 1989, by Amendment No. 8, dated as of January 1, 1989, by Amendment No. 9, dated as of December 13, 1990, and by Amendment No. 10, dated January 1, 1999, (the Decker Coal Company Agreement as so amended being herein referred to as the "Joint Venture Agreement").

        B.    Western, KCP and Montana Royalty now desire to amend the Joint Venture Agreement to (i) establish an account ("Collateral Account") with Travelers Casualty and Surety Company of America ("Travelers") pursuant to a Collateral Account Agreement dated as of April 9th, 2002 (as amended, "Collateral Account Agreement") among Travelers, Decker Coal for the purpose of providing collateral support for Decker Coal's reclamation bonds, and (ii) establish an escrow account with Wachovia Bank, National Association ("Escrow Agent") pursuant to the Decker Coal Company Reclamation Fund Escrow Agreement dated as of August 30, 2002 ("Escrow Agreement") among Escrow Agent, Decker Coal, Western and KCP for the purposes of transferring possession, custody, control and management of the Reclamation Fund (as hereinafter defined) to Escrow Agent.

        The Parties therefore agree as follows:

AGREEMENT

        1.     Capitalized terms not otherwise defined herein shall have the meaning set forth in the Joint Venture Agreement, Collateral Account Agreement or Escrow Agreement, as applicable.

        2.     Section 11 of the Joint Venture Agreement shall be amended to read in its entirety as follows:

          "11.    Reclamation.    Notwithstanding the second to the last sentence of Section 12 of the Joint Venture Agreement, which provides for the distribution to the venturers on a monthly or more frequent basis of cash in excess of $10,000, reclamation at the Decker Properties shall be carried out in accordance with the following:

            (a)   Subject to the direction of the Management Committee over reclamation, the Manager shall have sole authority to supervise, control and direct all Decker Coal activities related to reclamation of stripped lands and maintenance of the environment, including the establishment of policies, representation before courts or governmental regulatory agencies, and actual implementation of such policies.

            (b)   (i)    Decker Coal shall maintain a segregated fund (the "Reclamation Fund") to finance a portion of "final mine reclamation" at the Decker mine in Big Horn County, Montana (the "Mine"). For purposes of this Agreement, "final mine reclamation" shall mean those activities described on Attachment A attached to Amendment No. 8 and incorporated herein by this reference. Decker Coal shall maintain on its books and records a separate sub account of the Reclamation Fund for each Party (a "Sub Account"). The Manager shall credit to each Party's Sub Account: (i) cash contributed by such Party to the Collateral Account and/or Escrow Account, (ii) investments, at current fair market value, contributed by such Party to the Collateral Account and/or Escrow Account, and (iii) the face amount of any Qualified Letter of Credit issued for the account of the Party and held by Travelers within the Collateral Account and/or held by Escrow Agent within the Escrow Account. A Qualified Letter of Credit shall be an irrevocable letter of credit (A) issued by a commercial bank organized in the United States having capital and surplus in excess of $500,000,000, (B) issued for the account of a Party, and, for the benefit of Travelers or Escrow Agent, or for the benefit of Decker Coal and validly assigned to Travelers or Escrow Agent, and (C) having a term of at least one (1) year from the date of issuance.

            (ii)   As of the date of this Amendment, Decker Coal maintains approximately Twenty Seven Million Dollars ($27 million) of cash and cash equivalents within the Reclamation Fund. This reflects the contributions of KCP and its affiliated predecessors. Within ten business days after the execution of this Amendment, Decker Coal shall cause (i) the transfer of $20 million in cash from the Reclamation Fund to the Collateral Account (Pledge Collateral Account at Salomon Smith Barney, Inc.) and (ii) the transfer of all remaining cash and cash equivalents in the Reclamation Fund to the Escrow Account.

            (iii)  As of the date of this Amendment, Western maintains a Letter of Credit issued by Wachovia in the amount of Thirty Million, Five Hundred Thousand Dollars ($30.5 million) (the "Western LOC"), payable to Decker Coal. The Western LOC represents Western's portion of the Reclamation Fund. Within ten business days of the execution of this Amendment, Western shall cause the reissuance of the Western LOC as (i) a Letter of Credit in the amount of $20 million payable to Travelers Casualty and Surety Company of America (the "Collateral LOC") representing its portion of the collateral supporting Decker Coal's Bond Program and (ii) a Letter of Credit in the amount of Ten Million Five Hundred Thousand Dollars ($10.5 million) payable to the Escrow Agent and representing Western's share of the Escrow Account (the "Escrow LOC"). Decker Coal shall then transfer the Collateral LOC to the Collateral Account and transfer the Escrow LOC to the Escrow Account.

            (c)   (i)    Each Party must maintain at all times a total amount credited to its Sub Account equal to or exceeding the Required Amount. The Required Amount for each Party for any year shall be the amount set forth for the Party for that year as set forth in Schedule A of Amendment No. 10, which is incorporated herein by this reference. The Required Amount for any year is intended to be an amount, when invested in that year in U. S. government securities of appropriate maturities, sufficient to fund that Party's share of the remaining negative cash flows expected to result from expenditures for final reclamation costs. On or before October 1 of each year beginning October 1, 2002, the Manager shall review its projection of final mine reclamation costs and recommend to the Management Committee whether Schedule A should be amended to require additional funding or to reduce required levels of funding in anticipation of an increase or decrease in final mine reclamation costs, rates of inflation or rates of return on U.S. government securities. The Management Committee shall determine by a majority vote of all the Management Committee members, on or before December 15 of each such year, whether to so amend Schedule A. Any such amendment to Schedule A shall take effect on February 1 of the next calendar year. If the Management Committee does not approve such an amendment by December 31, Schedule A as then in effect shall continue to apply for purposes of determining the Required Amount for the next calendar year.

2

            (ii)   On or before January 31 of each year beginning January 31, 2003, the Manager shall send to each Party a notice which sets forth (A) the Required Amount for that year, as determined in accordance with Section 11(c)(i), (B) the amount credited to the Subaccount of each Party as of December 31 of the previous year, (C) the allocation of such amounts between cash held in the Collateral Account and Escrow Account, and any Qualified Letters of Credit held in the Collateral Account and Escrow Account, and (D) the additional amount, if any, required to be credited to the Subaccount of each Party not later than March 1 of that calendar year, as provided in Section 11 (c)(iii).

            (iii)  If for any year, the Required Amount in the Escrow Account is increased from the Required Amount for the previous year pursuant to Section 11(c)(i), each Party will fund the corresponding increase in the Required Amount before March 1 of the year of the relevant increase through additional contributions of cash to the Escrow Account and/or substitution of a substitute Qualified Letter of Credit to be held in the Escrow Account. If a Party has not funded the increase in the Required Amount on or before March 1, the Manager shall apply all distributions due to that Party from and after that March 1 to the Party's Escrow Sub account, until such time as the Sub Account of the Party contains the then applicable Required Amount. The Manager shall promptly provide written notice of such failure to each Party and the Escrow Agent. Such notice to the Escrow Account shall instruct it to draw upon any Qualified Letter of Credit issued for the account of the Party in full if the Party fails, on March 15 or the first business day thereafter, to so contribute or commit the additional Required Amount to the Escrow Account as a result of any annual adjustment of Schedule A.

            (iv)  If in accordance with the Collateral Agreement, the required amount in the Collateral Account is increased, each Party shall, within 30 days of notice by the Manager, provide its share of the increased amount by either an additional cash deposit or a Qualified Letter of Credit to the Collateral Account. If a Party has not funded the increase in the Collateral Amount on or before the 30th day after notice, the Manager shall apply all distributions due to that Party from that date forward to that Party's Collateral Account, until such time as the Collateral Account of the Party contains the then applicable amount.

            (v)   If in accordance with the Collateral Agreement, the required amount in the Collateral Account is reduced, the funds from such reduction shall be deposited in the Party's Escrow Sub account.

            (vi)  If a Party has delivered a Qualified Letter of Credit in satisfaction of its obligation under Section 11(c)(i), the Party must deliver to the Collateral Agent and/or Escrow Agent, as applicable (with a copy to the Manager), at least 30 calendar days before the expiration of that Qualified Letter of Credit, cash and/or a substitute Qualified Letter of Credit in an amount sufficient to maintain a credit to its Subaccount of the Required Amount. If the Party fails to deliver cash and/or a substitute Qualified Letter of Credit by the 15th day before the expiration of the Qualified Letter of Credit, the Collateral Agent and/or Escrow Agent, as applicable, shall be instructed by the Manager to draw the full amount of the Qualified Letter of Credit in accordance with Section 11(c)(vi). Each Party shall be entitled at any time to the return of any Qualified Letter of Credit held by the Collateral Agent and/or Escrow Agent for credit to such Party's Subaccount if it delivers to the Collateral Agent and/or Escrow Agent cash or a substitute Qualified Letter of Credit in an amount sufficient to maintain a credit to its Sub Account of an amount at least equal to the then applicable Required Amount. Upon tender of such cash or substitute Qualified Letter of Credit, the Collateral Agent and/or Escrow Agent shall promptly deliver the original Qualified Letter of Credit to the Party.

3

            (vii) The Manager shall instruct the Escrow Agent to draw the full amount of the Qualified Letter of Credit issued for the account of a Party and retain those funds in the Escrow Account, as applicable, for credit to the Sub Account of the Party if at any time any of the following events shall have occurred: (A) that Party or any of the Affiliates (as defined below) shall (i) become insolvent, (ii) made an assignment for the benefit of creditors, (iii) have filed a voluntary petition in bankruptcy, (iv) have had filed against it an involuntary petition in bankruptcy, or (v) have requested the appointment of a trustee or a receiver to manage its affairs; (B) the issuer of the Qualified Letter of Credit shall fail to qualify as a Qualified Bank; or (C) a substitute Qualified Letter of Credit shall not have been delivered to the Escrow Agent at least 15 days prior to the expiration of the then outstanding Qualified Letter of Credit. For the purposes hereof, "Affiliate" shall mean any corporation, partnership, limited liability company or other entity which controls or is controlled by any Party.

            (d)   if either Party fails to contribute its portion of the Required Amount (the "failing Party"), the other Party (the "paying Party") may, but is not obligated to, contribute the failing Party's Required Amount. In such an event, the payment shall be treated as a loan (each, a "Required Amount Loan") by the paying Party to Decker Coal and the failing Party, and the Manager shall cause such loan to be treated as a disproportionate allocation of the capital accounts until such a loan has been repaid. To the extent that any funds are to be released from the Escrow Account or the Collateral Account to the Parties, the Manager shall first apply such funds to pay any and all Required Amount Loans and balance the capital accounts of the Parties. A Required Amount Loan shall accrue interest at the rate of 2% above the prime rate for "Commercial Paper" as published in The Wall Street Journal during the period commencing with the date a Required Amount Loan is made through the date payment of the loan is made. Interest shall be calculated on the basis of a 365 day year and compounded as of each December 31.

            (e)   Except as otherwise provided herein, withdrawals from the Collateral Account and Escrow Account shall be for the exclusive purpose of funding reclamation activities required for the Mine or reimbursing Decker Coal or the Parties for funds expended in furtherance of such reclamation. At such time as Decker coal is unable to pay final mine reclamation expenses from internally generated cash flow, the Manager shall notify the Parties of the amount(s) required. At such time, and at the end of each month thereafter, the Manager shall prepare a Disbursement Request. For purposes hereof, a "Disbursement Request" shall (i) be addressed to either the Collateral Agent or Escrow Agent, (ii) specify the amount to be disbursed from the Collateral Account or Escrow Account, as applicable, by each Party, (iii) specify any transfer instructions and (iv) be signed by the Manager and signed by at least one member of the Management Committee who serves as a representative of Western and at least one member of the Management Committee who serves as a representative of KCP. Disbursement Requests from the Collateral Account shall be in accordance with paragraphs 7, 8 and 9 of the Supplement Agreement to Collateralized Bond Surety Program Registered Pledge and Master Security Agreement. Disbursement Request from the Escrow Account shall be withdrawn equally from each Sub account. If the amount held in the Collateral Account or Escrow Account and credited to a Party's Subaccount is not sufficient to fund the Party's share of the Disbursement Request, the Manager shall promptly notify each Party. If by the 15th day following such notification, the Party fails to pay the required cash amount to the Collateral Agent or Escrow Agent, as applicable, the other Party may, but shall not be obligated to, pay the required cash on behalf of the failing Party, which payment shall be treated as a Required Amount Loan for purposes hereof. If the other Party does not exercise its right to make a Required Amount Loan by making payment within 20 days after the initial notification, the Manager shall prepare an amended Disbursement Request instructing the Collateral Agent or Escrow Agent, as applicable, to draw upon the Party's Qualified Letter of

4

    Credit to the extent of the cash insufficiency. Withdrawals from the Collateral Account and Escrow Account shall be debited to the Sub Accounts of Western and KCP, respectively, on a pro rata basis according to the then existing proportion of the Subaccounts of KCP and Western (taking into account the amounts of any outstanding Required Amount Loans made by either Party).

            (f)    Upon the completion of final mine reclamation at the Mine or at such other time as may be determined by the Management Committee, the Management Committee may cause the disbursement to the Parties of any funds in the Collateral Account and/or Escrow Account to the extent that a Party's Sub Account exceeds the Required Amount and such Party has repaid all Required Amount Loans to the other party, by delivery to the Collateral Agent or Escrow Agent, as applicable, of written instruments executed by at least one member of the Management Committee who serves as a representative of Western and at least one member of the Management committee who serves as a representative of KCP. In the event that there exists at any time a shortfall with respect to a Party's Subaccount, the Management Committee shall notify the Collateral Agent and the Escrow Agent to withhold funds otherwise distributable to the Party, and to retain such funds in the Collateral Account and/or Escrow Account for credit to the Subaccount of such Party. The Management Committee, in addition to directing such withholding, shall be entitled to pursue any other remedies provided in this Agreement or applicable law in the event of any such shortfall.

            (g)   Notwithstanding anything contained herein apparently to the contrary, any and all expenses, except for the types of costs covered by the Manager's Fee, incurred by the Manager in connection with reclamation of stripped lands and maintenance of the environment, including the establishment of policies, representation before courts or governmental regulatory agencies, and actual implementation of such policies, shall be reimbursed to it by Decker Coal. The Manager shall be entitled to receive disbursements from the Collateral Account or Escrow Account for such cash costs only to the extent they constitute cash costs for final mine reclamation at the Mine and only to the extent of any shortfall in Decker Coal operating cash flow (after final mine reclamation costs) during the calendar year in which such cash costs are incurred. The Manager shall account for all such cash costs in the same manner as set forth in Section 12 hereof. With respect to those cash costs that constitute expenses reimbursable out of the Collateral Account or Escrow Account for final mine reclamation at the Mine, at least one member of the Management Committee who serves as a representative of Western and at least one member of the Management Committee who serves as a representative of KCP shall promptly execute written instructions providing for the reimbursement of the Manager thereof from the Collateral Account or Escrow Account, as applicable.

            (h)   All reclamation expenses (including all final mine reclamation expenses) to the extent they exceed the funds available from the Collateral Account and Escrow Account, shall be paid as provided in Section 12 and 17 hereof."

5

        IN WITNESS WHEREOF, the Parties have executed the foregoing Amendment No. 11 on August 15, 2002 to be effective as of April 9, 2002.

WESTERN MINERALS, INC. an Oregon corporation
By:	/s/ [ILLEGIBLE]
Its:	V.P. & CFO
KCP, Inc. a Delaware corporation
By:	/s/ [ILLEGIBLE]
Its:	V.P.
MONTANA ROYALTY COMPANY, LTD.
By:	/s/ [ILLEGIBLE]
Its:	Controller
ROSEBUD COAL COMPANY
By:	/s/ [ILLEGIBLE]
Its:	V.P.

6

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DECKER COAL COMPANY